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                                                                    Exhibit 4.13

                        DATED the 22nd day of July, 2003

                                     BETWEEN

                               DRAXIS HEALTH INC.

                                     - and -

                               SHIRE BIOCHEM INC.


                              --------------------

                            ASSET PURCHASE AGREEMENT

                              --------------------


                           Fraser Milner Casgrain LLP
                             1 First Canadian Place
                              100 King Street West
                                Toronto, Ontario
                                     M5X 1B2

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                                TABLE OF CONTENTS

                                              ARTICLE 1
                                            INTERPRETATION

1.1      Definitions................................................................................2
1.2      Accounting Principles.....................................................................14
1.3      Governing Law; Attornment.................................................................14
1.4      Entire Agreement; Amendment...............................................................14
1.5      Calculation of Time.......................................................................14
1.6      Performance on Holidays...................................................................14
1.7      Waiver of Rights..........................................................................15
1.8      Knowledge.................................................................................15
1.9      Tender....................................................................................15
1.10     Severability..............................................................................15
1.11     Conflict..................................................................................16
1.12     Consents and Approvals....................................................................16
1.13     Remedies Cumulative.......................................................................16
1.14     Additional Rules of Interpretation........................................................16
1.15     Schedules and Exhibits....................................................................17

                                              ARTICLE 2
                                     PURCHASE AND SALE OF ASSETS

2.1      Purchase and Sale.........................................................................18
2.2      Excluded Assets...........................................................................19

                                              ARTICLE 3
                                  PURCHASE PRICE AND RELATED MATTERS

3.1      Amount of Purchase Price..................................................................19
3.2      Preparation of Closing Reports............................................................20
3.2.1    Initial Preparation.......................................................................20
3.2.2    Dispute Settlement........................................................................20
3.3      Payment of Purchase Price.................................................................21
3.3.1    Closing Date Payment......................................................................21
3.3.2    Closing Inventory Payment.................................................................21
3.4      Allocation of Purchase Price..............................................................21
3.5      Transfer Taxes............................................................................21
3.6      Assumption of Certain Obligations and Excluded Liabilities................................22
3.6.1    Assumption of Certain Obligations.........................................................22
3.6.2    Post Closing Adjustments for Certain Post-Closing Conditional Assumed Obligations.........22
3.6.3    No Liabilities............................................................................22
3.7      Permax(R), Alertec(R) and Zanaflex(R) Milestone Payment...................................23
3.7.1    Permax(R) Milestone Payments..............................................................23
3.7.2    Alertec(R) Milestone Payments.............................................................24

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                                                                             ii.

3.7.3    Zanaflex(R) Milestone Payments............................................................24
3.8      Royalty Payments..........................................................................25
3.8.1    Payment of Royalties......................................................................25
3.8.2    Reporting of Royalty Payments.............................................................26
3.8.3    Royalty Payment Records Retention.........................................................26
3.8.4    Termination of Royalty Payments...........................................................26
3.8.5    Minimum Royalty Payment for Hectorol(TM)..................................................27
3.8.6    Additional Royalty Payment for Alertec(R).................................................28
3.9      Royalty Sharing Arrangement...............................................................28
3.10     Eli Lilly Payment.........................................................................28
3.11     Eli Lilly Relief Repayment................................................................28
3.12     Reduction in Milestone Payments...........................................................29

                                              ARTICLE 4
                                    REPRESENTATIONS AND WARRANTIES

4.1      Representations and Warranties of the Vendor..............................................29
4.1.1    Incorporation and Status of the Vendor....................................................29
4.1.2    Authorization of Sale by Vendor...........................................................29
4.1.3    Title to Purchased Assets.................................................................30
4.1.4    Conflicting Instruments...................................................................30
4.1.5    Regulatory Approvals......................................................................30
4.1.6    Books and Records.........................................................................30
4.1.7    Financial Information and Closing Reports.................................................31
4.1.8    No Change.................................................................................31
4.1.9    Front Loading.............................................................................31
4.1.10   Business Carried on in Ordinary Course....................................................31
4.1.11   Non-Arms Length Transactions..............................................................32
4.1.12   Offered Employees.........................................................................33
4.1.13   Employee Benefit Plans....................................................................33
4.1.14   Sufficiency and Condition of Assets.......................................................34
4.1.15   Contracts.................................................................................34
4.1.16   Customers and Suppliers...................................................................34
4.1.17   Legal Proceedings.........................................................................35
4.1.18   Compliance with Applicable Laws...........................................................35
4.1.19   Residence of Vendor; GST and QST Status...................................................35
4.1.20   Inventories...............................................................................35
4.1.21   Intellectual Property.....................................................................36
4.1.22   Product Registrations and Regulatory Status...............................................38
4.1.23   Generic Versions..........................................................................40
4.1.24   Disclosure................................................................................41
4.2      Representations and Warranties of the Purchaser...........................................41
4.2.1    Incorporation, Authority and Enforceability...............................................41
4.2.2    Investment Canada Act.....................................................................41
4.2.3    Residence of Purchaser; GST and QST Status................................................41
4.3      Commission................................................................................42
4.4      Non-Waiver................................................................................42

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                                                                            iii.

4.5      Survival of Representations and Warranties of the Vendor..................................42
4.6      Survival of Representations and Warranties of the Purchaser...............................43

                                              ARTICLE 5
                                    OTHER COVENANTS OF THE PARTIES

5.1      Covenants of the Vendor...................................................................43
5.1.1    Customers.................................................................................44
5.1.2    Refunds and Returns.......................................................................44
5.1.3    Retail Sales Tax Certificate..............................................................45
5.1.4    Books and Records and Marketing Materials.................................................45
5.1.5    Option for Levulan........................................................................45
5.1.6    Vendor's Product Liability Insurance......................................................46
5.1.7    Accrued Royalty Payments..................................................................46
5.1.8    Proof of Payment..........................................................................46
5.1.9    Shortage of Hectorol(TM)..................................................................46
5.2      Covenants of the Purchaser................................................................47
5.2.1    Covenant to Promote Products..............................................................47
5.2.2    Covenant to File..........................................................................47
5.2.3    Compliance during COGS Royalty Period.....................................................47
5.2.4    Purchaser's General Liability Insurance...................................................47
5.2.5    Product Monographs........................................................................48
5.2.6    Site Change for Alertec...................................................................48
5.3      Cost Sharing..............................................................................48
5.4      Cooperation...............................................................................49

                                              ARTICLE 6
                                        CONDITIONS OF CLOSING

6.1      Conditions for the Benefit of the Purchaser...............................................49
6.1.1    Legal Opinion.............................................................................49
6.1.2    Regulatory Approvals......................................................................49
6.1.3    No Legal Proceedings......................................................................49
6.1.4    Satisfactory Reports and Opinions on Investigations.......................................50
6.1.5    Closing Documents.........................................................................50
6.1.6    Employees.................................................................................50
6.1.7    Non-Competition Agreement.................................................................50
6.1.8    Transition Services Agreement.............................................................51
6.1.9    Escrow Agreement..........................................................................51
6.1.10   Consents..................................................................................51
6.1.11   Board of Directors Approval...............................................................51
6.2      Conditions for the Benefit of the Vendor..................................................51
6.2.1    Legal Opinion.............................................................................51
6.2.2    Board of Directors Approval...............................................................51
6.2.3    Escrow Agreement..........................................................................51
6.3      Waiver....................................................................................52
6.4      Failure to Satisfy Conditions.............................................................52

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                                                                             iv.

                                              ARTICLE 7
                                           INDEMNIFICATION

7.1      Indemnification by Vendor.................................................................52
7.1.1    General Indemnity.........................................................................52
7.1.2    Bulk Sales Indemnity......................................................................54
7.1.3    Allocation of Liability for Individual Claims.............................................55
7.1.4    Allocation of Liability for Class Action Claims...........................................56
7.2      Indemnification by the Purchaser..........................................................57
7.3      Agency for Representatives................................................................57
7.4      Notice of Third Party Claims..............................................................58
7.5      Defence and/or Settlement of Third Party Claims...........................................58
7.6      Assistance for Third Party Claims.........................................................58
7.7      Direct Claims.............................................................................59
7.8      Failure to Give Timely Notice.............................................................59
7.9      Reductions and Subrogation................................................................59
7.10     Tax Effect................................................................................59
7.11     Payment and Interest......................................................................60
7.12     Limitation................................................................................60
7.13     Additional Rules and Procedures...........................................................60
7.14     Liability for Conduct of the Parties......................................................61
7.15     Limitation of Liability...................................................................61

                                              ARTICLE 8
                                            MISCELLANEOUS

8.1      Confidentiality...........................................................................61
8.2      Further Assurances........................................................................62
8.3      Public Announcements......................................................................62
8.4      Notices...................................................................................63
8.5      Time of the Essence.......................................................................64
8.6      Costs and Expenses........................................................................64
8.7      Effect of Closing; No Merger..............................................................64
8.8      Counterparts..............................................................................65
8.9      Assignment................................................................................65
8.10     Parties in Interest.......................................................................65
8.11     Third Parties.............................................................................65
8.12     English Language..........................................................................65

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                 THIS AGREEMENT dated the 22nd day of July, 2003

B E T W E E N :

                              DRAXIS HEALTH INC., a corporation incorporated under the laws of Canada, with its head office at 2nd floor, 6870 Goreway Drive, Mississauga, Ontario, L4V 1P1

                                                                  (the "VENDOR")

                              - and -

                              SHIRE BIOCHEM INC., a corporation incorporated under the laws of Canada, with its head office at 275 Armand-Frappier Boulevard, Laval, Quebec, H7V 4A7

                                                               (the "PURCHASER")

RECITALS:

          1. The Purchaser is engaged in the marketing, promotion, distribution and sale of pharmaceutical products in Canada;

          2. The Vendor is licensed by third parties pursuant to certain license agreements to use, market, promote and sell certain prescription pharmaceutical products in Canada through Draxis Pharmaceutica, a division of the Vendor;

          3. The Purchaser wishes to purchase from the Vendor and the Vendor wishes to sell, transfer and assign to the Purchaser the rights of the Vendor to certain pharmaceutical products pursuant to certain license agreements and certain related property and assets used by the Vendor in respect of such pharmaceutical products upon the terms and conditions hereinafter set forth;

          NOW THEREFORE in consideration of the premises and mutual agreements hereinafter set out and of other consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties agree as follows:

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                                                                              2.

                                    ARTICLE 1
                                 INTERPRETATION

1.1       DEFINITIONS

          In this Agreement:

          "ACCOUNTING RECORDS" means all of the Vendor's books of account, accounting records and other financial data and information relating to the Products, and includes all records, data and information stored electronically, digitally or on computer related media;

          "ACCOUNTS RECEIVABLE" means all accounts receivable, trade receivables, book debts and other debts due or accruing due to the Vendor in respect of the Products;

          "ADDITIONAL ALERTEC ROYALTY" has the meaning ascribed thereto in
Section 3.8.6;

          "AFFILIATE" means, with respect to any person, any other person that directly or indirectly controls, is controlled by, or is under common control with that other person. For purposes of this definition, a person "controls" another person if that person directly or indirectly possesses the power to direct or cause the direction of the management and policies of that other person, whether through ownership of securities, by contract or otherwise and "controlled by" and "under common control with" have similar meanings;

          "AGREEMENT" means this asset purchase agreement and all Schedules and Exhibits attached hereto;

          "ALERTEC GENERIC EVENT" has the meaning ascribed thereto in Section 3.7.2;

          "ANDS" means Abbreviated New Drug Submissions filed with Health
Canada;

          "APPLICABLE LAW" means, in respect of any person, property, transaction or event, any domestic or foreign statute, law (including the common law), ordinance, rule, interpretation, authorization, permit, regulation, treaty, restriction, regulatory policy, standard, code, guideline, by-law or Order that applies in whole or in part to such person, property, transaction or event;

          "ARTICLES" means, with respect to any body corporate, the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of arrangement, articles of reorganization, articles of revival, letters patent, memorandum of agreement, special act or statute and any other instrument or constating document by or pursuant to which the body corporate is incorporated or comes into existence;

          "ASSUMED OBLIGATIONS" has the meaning ascribed to that term in Section
3.6.1 and are specifically identified in Schedule 3.6.1;

          "BOOKS AND RECORDS" means the Accounting Records from January 1, 2001, and all books, records, books of account, sales and purchase records, data packages, marketing materials, lists of suppliers and customers, credit and pricing information, inventory data and

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                                                                              3.

accounts receivable data, quality assurance and quality control reports, consulting reports and research and development information relating to the Products and all other documents, files, records, correspondence;

          "BULK SALES LEGISLATION" means the BULK SALES ACT (Ontario) and legislation of any other jurisdiction having similar import;

          "BUSINESS" means the Vendor's business in respect of the use, marketing, promotion, distribution and sale of the Products;

          "BUSINESS DAY" means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in the City of Montreal or in the City of Toronto are not open for the transaction of domestic business during normal banking hours;

          "CLAIM" means any act, omission or state of facts, and any Legal Proceeding, Third Party Claim, Direct Claim, assessment, judgment, settlement or compromise relating thereto (whether with or by a Party or a third person), which may give rise to a right to indemnification under Sections 7.1 or 7.2;

          "CLASS ACTION DAMAGES AWARD" has the meaning ascribed thereto in
Section 7.1.4;

          "CLOSING" means the completion of the sale to and purchase by the Purchaser of the Purchased Assets and the completion of all other transactions contemplated by this Agreement that are to occur contemporaneously therewith;

          "CLOSING ACCOUNTS RECEIVABLE REPORT" means the unaudited Accounts Receivable aging list as of the Closing Date in respect of the Products prepared in accordance with generally accepted accounting principles, consistently applied;

          "CLOSING DATE" means the date of this Agreement;

          "CLOSING DATE PAYMENT" has the meaning ascribed thereto in Section 3.3.1;

          "CLOSING DOCUMENT" means any document or instrument delivered prior to, at or subsequent to the Closing as provided in or pursuant to this Agreement or the Contracts;

          "CLOSING INVENTORY PAYMENT" means the book value of the Inventories as of 12:01 a.m. on the Closing Date as determined in accordance with Section 3.2;

          "CLOSING INVENTORY REPORT" means the report of the book value of the Inventories as of 12:01 a.m. on the Closing Date prepared in accordance with generally accepted accounting principles, consistently applied;

          "CLOSING PROFIT AND LOSS STATEMENT" means the unaudited profit and loss statement of the Vendor relating to the Business for the period between January 1, 2003 and the Closing Date, prepared in accordance with generally accepted accounting principles, consistently applied;

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                                                                              4.

          "CLOSING REPORTS" means: (i) the Closing Profit and Loss Statement;
(ii) the Closing Inventory Report; and (iii) the Closing Accounts Receivable Report;

          "CLOSING TIME" means 9:00 a.m. Toronto time on the Closing Date or such other time on the Closing Date as the Parties agree that the Closing shall take place;

          "COGS ROYALTY PERIOD" has the meaning ascribed thereto in Section
3.8.1;

          "COLLECTIVE AGREEMENT" means any collective agreement, letter of understanding, letter of intent or other written communication with any labour union or employee association that governs the terms and conditions of employment of any of the Offered Employees;

          "COMMERCIALLY REASONABLE EFFORTS" means reasonable efforts and resources at least equal to those normally used by an ethical pharmaceutical company under similar circumstances as those affecting the Purchaser in Canada for a compound, formulation or product owned by it or to which it has rights, which has a similar market potential at a similar state in its product life to the Product, taking into account the formulations for the Product, the manufacture of the Product, the competitiveness of the marketplace of the Product, the proprietary positions held in respect of the Product and any infringement or threat of infringement thereof, the applicable regulatory structures and requirements applicable to the Product, the clinical and pre-clinical study results pertaining to the Product, time and cost of completion of development of the Product, the actual and anticipated market penetration of the Product, the profitability of the Product, the size and location of the subject market for the Product within Canada and any other relevant factors, as would be determined by an experienced Canadian pharmaceutical marketing professional, under similar circumstances as those affecting the Purchaser, in its reasonable discretion;

          "CONSENT" means any consent, approval, permit, amendment, restatement, waiver, ruling, exemption, or acknowledgement, on terms that are satisfactory to the Purchaser, including:

          (a) any that should have been obtained in respect of any contracts related to the Products for a previous transaction, event or occurrence for which the consent of any other person(s) (including any previous licensors) was required; and

          (b)  any that:

               (i) is required from any person (other than the Vendor) under the terms of any Contract issued to or for the benefit of the Vendor; or

               (ii)   is requested by the Purchaser; or

               (iii) is required by the other party(ies) to the Contract as a condition of their consent and approval;

               in connection with the sale, assignment and transfer of the Purchased

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                                                                              5.

               Assets to the Purchaser and the completion of the other transactions contemplated herein or which is otherwise necessary to permit the Parties to perform their obligations as contemplated (including, the right of the Purchaser to enjoy all rights and benefits under the Contracts after Closing in the same manner as was enjoyed by the Vendor prior to Closing, subject to any amendments, restatements, waivers, rulings, exemptions or acknowledgement);

          "CONTRACTS" means those contracts, agreements, instruments and other legally binding commitments or arrangements, written or oral, in respect of the Business as identified in Schedule 4.1.15 and including any amendments or restatements thereof;

          "COST OF GOODS" means the Purchaser's cost of raw materials, work in process and finished goods and all royalties payable to third parties and the Vendor in respect of each of Hectorol(TM), Diastat(R), Zanaflex(R), Permax(R) and Alertec(R), but shall not include any increase in the royalties paid to the licensors of the Products which occur after the Closing and which royalties are for the sole benefit of such licensors;

          "DEFENDING PARTY" has the meaning ascribed thereto in Section 7.6;

          "DIN" means a drug identification number issued by TPD;

          "DIRECT CLAIM" means any Claim asserted against an Indemnitor by an Indemnitee which does not result from a Third Party Claim;

          "ELAN TRANSACTION" has the meaning ascribed to that term in Section
4.1.24 and is specifically described in Schedule 4.1.24;

          "ELI LILLY AGREEMENT" means the License and Supply Agreement dated May 8, 1998 between the Vendor and Eli Lilly Canada Inc.;

          "ELI LILLY INTEREST AMOUNT" has the meaning ascribed to that term in
Section 3.1(d);

          "ELI LILLY PAYMENT" means the total amount of all contingent and fixed licence payments from and after the Closing Date payable to Eli Lilly Canada Inc. under the Eli Lilly Agreement, as specifically related to Permax(R) as amended by the Consent and Amendment Agreement dated July 21, 2003 between Eli Lilly Canada Inc., the Purchaser and the Vendor;

          "EMPLOYEE" means an individual who is actively employed by the Vendor in the Business;

          "EMPLOYEE BENEFIT PLANS" means all compensation, bonus, deferred compensation, incentive compensation, share purchase, share appreciation, share option, severance or termination pay, vacation pay, hospitalization or other medical, health and welfare benefits, life or other insurance, dental, disability, salary continuation, supplemental unemployment benefits, profit-sharing, mortgage assistance, employee loan, employee discount, employee assistance, pension, retirement or supplemental retirement benefit plan, arrangement or

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                                                                              6.

agreement, including any defined benefit or defined contribution pension plan and any group registered retirement savings plan, and any other similar employee benefit plan, arrangement or agreement, whether oral or written, formal or informal, funded or unfunded, including policies with respect to holidays, sick leave, vacations, expense reimbursements and automobile allowances and rights to company-provided automobiles, that are sponsored or maintained or contributed to or required to be contributed to, by the Vendor for the benefit of any of the Offered Employees, whether or not insured and whether or not subject to any Applicable Law, except that the term "EMPLOYEE BENEFIT PLANS" shall not include any statutory plans with which the Vendor is required to comply, including the Canada/Quebec Pension Plan or plans administered pursuant to applicable provincial health tax, workers' compensation, workers' safety and insurance and employment insurance legislation;

          "ENCUMBRANCE" means any mortgage, charge, easement, encroachment, lien, adverse claim, restrictive covenant, assignment by way of security, security interest of any nature, servitude, pledge, hypothecation, security agreement, title retention agreement, right of occupation, option or privilege or any agreement to create any of the foregoing;

          "ESCROW AGENT" means Fraser Milner Casgrain LLP;

          "ESCROW AGREEMENT" means the escrow agreement in the form substantially attached hereto as Exhibit C;

          "ESCROW AMOUNT" means the amount held pursuant to the Escrow
Agreement;

          "EXCLUDED ASSETS" has the meaning ascribed thereto in Section 2.2;

          "FINANCIAL INFORMATION" means the financial information of the Vendor relating to the Business as attached hereto in Schedule 4.1.7;

          "FIRST PARTY" has the meaning ascribed thereto in Section 6.4;

          "GENERIC EVENT" means, after the occurrence of a NOC Event in respect of a Product, [ * ] or more of the Net Sales of the applicable Product in any month when compared to the Reference Period for such Product;

          "GOVERNMENTAL AUTHORITY" means any domestic or foreign government, whether federal, provincial, state, territorial or municipal; and any governmental agency, ministry, department, Tribunal, commission, bureau, board or other instrumentality exercising or purporting to exercise legislative, judicial, regulatory or administrative functions of, or pertaining to, government, including the Health Protection Branch of Health Canada, TPD and PMPRB;

          "GST" means taxes, interest, penalties and fines imposed under Part IX of the EXCISE TAX ACT (Canada) and the regulations made thereunder; and "GST LEGISLATION" means such act and regulations collectively;

          "HECTOROL LAUNCH DATE" has the meaning ascribed thereto in Section 3.8.5;

----------
* Material has been omitted and filed separately with the Securities and Exchange Commission.

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                                                                              7.

          "HECTOROL ROYALTY DATE" has the meaning ascribed thereto in Section 3.8.5;

          "IMPROVEMENTS" means improvements to the extent the Vendor has such rights at Closing pursuant to the terms of the applicable Contracts related to the Products, modifications, additions to any Product, whether patented or unpatented, including formulations, isomers, salts, polymorphs, metabolites, line extensions, combinations, compositions and presentations of such active agents, whether or not marketed under the names of the Products, and new medications, new additional dosage forms or strengths, new oral and non-oral formulations, generic versions, new/additional drug delivery systems, pro-drugs, analogues or process improvements;

          "INCOME TAX ACT" means, collectively, the INCOME TAX ACT, R.S.C. 1985, 5th Supplement, the Income Tax Application Rules, R.S.C. 1985, 5th Supplement, and the Income Tax Regulations, in each case as amended to the date hereof and, where a reference is made to a provision under the INCOME TAX ACT, it shall be deemed to include, where applicable, any Notice of Ways and Means Motion, any Bill tabled in the House of Commons or any press release or publicly disseminated statement by or on behalf of the Minister of Finance which may result in an amendment to the INCOME TAX ACT;

          "INDEMNITEE" means any Party and its Representatives entitled to indemnification under this Agreement;

          "INDEMNITOR" means any Party obligated to provide indemnification under this Agreement;

          "INDEMNITY PAYMENT" means any amount of a Loss required to be paid pursuant to Sections 7.1 or 7.2;

          "INDEPENDENT ACCOUNTANT" has the meaning ascribed thereto in Section 3.2.2;

          "INDIVIDUAL DAMAGES AWARD" has the meaning ascribed thereto in Section 7.1.3;

          "INTELLECTUAL PROPERTY RIGHTS" means:

          (a) any and all proprietary rights in any jurisdiction in which the Vendor has rights provided under:

               (i)    patent law;

               (ii)   copyright law;

               (iii)  trademark law;

               (iv)   design patent or industrial design law;

               (v)    semiconductor chip or mask work law;

               (vi)   trade secret law; or

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                                                                              8.

               (vii) any other statutory provision or common law principle applicable to rights to intellectual property which may provide a right in either:

                      A. ideas, formulae, algorithms, concepts, inventions, technologies, software, data compilations, drawings, specifications, confidential business information, procedures or know-how generally, including without limitation, trade secret; or

                      B. the expression or use of such ideas, formulae, algorithms, concepts, inventions technologies, software, data compilations, drawings, specifications, confidential business information, procedures or know-how; and

          (b) any and all applications, registrations, licenses, sub-licenses, franchises, agreements or any other evidence of a right in any of the foregoing;

          "INTERESTED PERSON" means any present or former officer, director, shareholder or employee, of the Vendor or any other person with which the Vendor or any of the foregoing does not deal at arm's length within the meaning of the INCOME TAX ACT;

          "INVENTORIES" means all inventories of every kind and nature and wheresoever situate used in or produced by the Business in respect of the Products, including all finished goods, work in process, raw materials, goods in transit, new and unused production and shipping supplies and all other materials and supplies on hand but excluding inventories that are no longer saleable or usable or inventories that are obsolete or slow-moving;

          "LEGAL PROCEEDING" means any actual or threatened litigation, action, suit, investigation, hearing, claim, complaint, grievance, inquiry, assessment with respect to fines or penalties, arbitration, administrative proceeding, criminal proceeding or other proceeding and includes any appeal or review and any application for same;

          "LEVULAN" means LEVULAN(R) KERASTICK(R) (5-amino-levulinic acid hydrochloride);

          "LEVULAN LICENSE AGREEMENT" has the meaning ascribed to that term in
Section 5.1.5;

          "LICENCE" means any licence, permit, approval, authorization, certificate, directive, order, variance, registration, right, privilege, concession or franchise issued, granted, conferred or otherwise created by any Governmental Authority;

          "LICENSED I.P." has the meaning ascribed to that term in Section 4.1.21(a);

          "LOSS" means any and all loss, liability, damage, cost, expense, charge, fine, penalty or assessment, including any royalty payments, resulting from or arising out of any Claim, including the costs and expenses of any Legal Proceeding, assessment, judgment,

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                                                                              9.

settlement or compromise relating thereto and all interest, punitive damages, fines and penalties and reasonable legal fees and expenses incurred in connection therewith, including loss of profits and consequential damages;

          "MARKETING MATERIALS" means all usable and merchantable inventories of label artwork, advertising and promotional materials relating to the Products, including tangible and intangible advertising and promotional materials;

          "NDS" means New Drug Submissions filed with Health Canada as identified in Schedule 4.1.22;

          "NET SALES" means the total gross sales (number of units shipped times the invoiced price per unit) to third persons representing sales invoiced by the Purchaser of the Product(s), less deductions for the following to the extent actually paid or allowed:

          (a) sales and excise taxes and duties (including import duties) paid or allowed by a selling party and any other governmental charges imposed upon the manufacture or sale of a Product;

          (b) normal and customary trade, quantity and cash discounts (up to the normal and customary discount in Canada for early payment of invoices) and rebates, charge-backs and administrative fees (including rebates to social and welfare systems);

          (c) allowances, charge-backs and credits to third persons on account of rejected, damaged, outdated, returned, withdrawn or recalled Product or on account of retroactive price reductions affecting a Product;

          (d)  amounts due to third persons on account of rebate payments; and

          (e) transport, freight, insurance, handling and distribution transportation charges and insurance through the whole distribution pipeline (e.g., from the Purchaser through to a customer).

          In addition, the Purchaser shall be entitled to deduct from Net Sales any receivables that are deemed to be uncollectible according to the Purchaser's internal accounting principles consistently applied ("UNCOLLECTIBLE RECEIVABLES"). Such bad debt deduction shall be applied to Net Sales in the period in which such receivables are written off and shall be exclusive of any bad debt or uncollectible receivables of either Party unrelated to the Product. To the extent that the Purchaser collects any of the Uncollectible Receivables, such amount shall be added to Net Sales according to the Purchaser's internal accounting principles in the period in which such Uncollectible Receivables are collected.

          Sales between or among the Purchaser and its Affiliates shall be excluded from the computation of Net Sales, but Net Sales shall include the first sales to third parties by any such Affiliates. The supply of Product as commercial samples (in quantities customary within the pharmaceutical industry) or for use in clinical studies shall not be included within the computation of Net Sales. Where (i) the consideration for Product shall include any non-cash

                                                                             10.

element; or (ii) Product shall be transferred to the Purchaser in any manner other than an invoiced sale, the Net Sales applicable to any such transaction shall be deemed to be the Purchaser's average Net Sales for the applicable quantity for the period in question;

          "NOC" means a Notice of Compliance from TPD;

          "NOC EVENT" means the date on which regulatory approval for any generic version of a Product has been granted or issued to an arm's length third party with no direct relationship to the Purchaser, including without limitation an NOC and/or DIN;

          "NON-COMPETITION AGREEMENT" means the non-competition agreement in the form substantially attached hereto as Exhibit E;

          "NON-FULFILLMENT EVENT" has the meaning ascribed thereto in Section 5.2.1;

          "NOTICE OF ALLEGATION" means an allegation made pursuant to the Patented Medicines (Notice of Compliance) Regulations;

          "OFFERED EMPLOYEE" means an Employee who accepts an offer of employment made by the Purchaser;

          "ORDER" means any order, directive, judgment, decree, award or writ of any Tribunal;

          "OVERAGE" has the meaning ascribed thereto in Section 3.8.1;

          "OWNED I.P." has the meaning ascribed thereto in Section 4.1.21(a);

          "PARTIES" means the Vendor and the Purchaser and "PARTY" means either one of them;

          "PERMAX GENERIC EVENT" has the meaning ascribed thereto in Section 3.7.1;

          "PMPRB" means the Patented Medicines Prices Review Board as constituted under the PATENT ACT (Canada);

          "POST NOC EVENT" means a reduction of up to [ * ] of Net Sales of the applicable Product in any month after the occurrence of a NOC Event when compared to the Reference Period;

          "PRIME RATE" for any day means the rate of interest expressed as a rate per annum that the Royal Bank of Canada establishes at its office in Montreal, Quebec as the reference rate of interest that it will charge on that day for Canadian dollar demand loans to its customers in Canada and which it at present refers to as its prime rate;

----------
* Material has been omitted and filed separately with the Securities and Exchange Commission.

                                                                             11.

          "PRODUCTS" means the following: PERMAX(R) (pergolide mesylate); ZANAFLEX(R) (tizanidine hydrochloride); DIASTAT(R) (diazepam rectal gel); ALERTEC(R) (modafinil); and HECTOROL(TM) (1 (TO THE POWER OF alpha) - hydroxyvitamin d SUB(2)); and, in each case:

          (a) any and all Product Registrations therefor and any and all documentation in support of the Product Registration; and

          (b)  any and all Improvements thereto;

and "PRODUCT" means any one of them;

          "PRODUCT REGISTRATION" means the following (including both hard copies and electronic copies), with respect to each of the Products:

          (a) all NDS set forth on Schedule 4.1.22 and any and all supplements, amendments, annual reports and regulatory files relating thereto, including any and all regulatory filings (including any registrations and licenses, all DINs, regulatory drug lists and correspondence, and Governmental Authority and the Vendor's minutes of meetings and telephone conferences), Licences and supporting documents, annual reports, validation data, pre-clinical and clinical studies and tests related to the Products and any Improvements thereto, and all audit reports of clinical studies, all investigational new drug applications and amendments, supplements, annual reports and safety reports associated therewith, any ANDS, all drug master files, Health Canada approvals for export, all documents relating to any clinical studies for indications whether or not approval has been granted to such indications by Health Canada;

          (b) all other regulatory information, including records maintained under current good manufacturing practices or other record keeping or reporting requirements of Health Canada or any other Governmental Authority, including all submissions, correspondence and communications with Governmental Authorities in connection with the Products (including any advertising and promotion documents and similar forms), all documents relating to recalls or market withdrawals of any of the Products, copies of all promotional materials distributed, copies of all scientific or technical materials regarding any of the Products, "Adverse Event" and similar files, health hazard evaluations, complaint files, manufacturing records (including standard operating procedures), laboratory notebooks, and manufacturing audit reports of the Vendor and third party manufacturers; as well as any foreign (non-Canadian) equivalents of any of the foregoing and any internal memoranda and documents relating to any of the above to the extent to which the Vendor has the right to such information pursuant to the provisions of the applicable Contracts related to the Products;

          "PURCHASE PRICE" means the price payable by the Purchaser to the Vendor for the Purchased Assets provided for in Section 3.1;

                                                                             12.

          "PURCHASED ASSETS" has the meaning ascribed thereto in Section 2.1;

          "QST" means taxes, interest, penalties and fines imposed under the ACT RESPECTING THE QUEBEC SALES TAX and the regulations thereunder; and "QST LEGISLATION" means such act and regulations collectively;

          "REFERENCE PERIOD" means the average monthly Net Sales of the applicable Product for the four (4) month period immediately preceding the month in which a NOC Event occurs in respect of such Product;

          "REGULATORY APPROVAL" means any approval, consent, ruling, authorization, permit or acknowledgement that may be required from any person by Applicable Law, the terms of any Licence or the conditions of any Order or otherwise which is required in connection with the sale of the Purchased Assets to the Purchaser and the completion of the other transactions contemplated herein or which is otherwise necessary to permit the Parties to perform their obligations as contemplated herein;

          "RELIEVED AMOUNT" has the meaning ascribed thereto in Section 3.11;

          "REPRESENTATIVE" means, in respect of an Indemnitee, each director, officer, employee, agent, solicitor, accountant, professional advisor and other representative of that Indemnitee;

          "ROYALTY PAYMENT" has the meaning ascribed thereto in Section 3.8.1;

          "ROYALTY PRODUCTS" has the meaning ascribed thereto in Section 3.8.1;

          "SNDS" means a Supplementary New Drug Submission filed with Health Canada;

          "TAX LEGISLATION" means, collectively, the INCOME TAX ACT, QST Legislation, GST Legislation and all federal, provincial, territorial, municipal, foreign, or other statutes imposing a tax, including all treaties, conventions, case law, interpretation bulletins, circulars and releases, rules, regulations, orders, and decrees of any jurisdiction;

          "TAX RETURNS" means all reports, elections, returns, and other documents required to be filed under the provisions of any Tax Legislation and any tax forms required to be filed, whether in connection with a Tax Return or not, under any provisions of any applicable Tax Legislation;

          "TAX" OR "TAXES" means all taxes, assessments, charges, dues, duties, rates, fees, imposts, levies and similar charges of any kind lawfully levied, assessed or imposed by any Governmental Authority under any applicable Tax Legislation, including, Canadian federal, provincial, territorial, municipal and local, foreign or other income, capital, goods and services, sales, use, consumption, excise, value-added, business, real property, personal property, transfer, franchise, withholding, payroll, or employer health taxes, customs, import, anti-dumping or countervailing duties, Canada Pension Plan contributions, employment insurance premiums, and

                                                                             13.

provincial workers' compensation payments, including any interest, penalties and fines associated therewith;

          "THIRD PARTY" has the meaning ascribed thereto in Section 7.13(a);

          "THIRD PARTY CLAIM" means any Claim asserted against an Indemnitee that is paid or payable to, or claimed by, any person who is not a Party;

          "TRANSITIONAL SERVICES AGREEMENT" means the transitional services agreement in the form substantially attached hereto as Exhibit D;

          "TPD" means the Therapeutic Product Directorate of Health Canada;

          "TRIBUNAL" means any court (including a court of equity), arbitrator or arbitration panel and any other Governmental Authority, stock exchange, professional or business organization or association or other body exercising adjudicative, regulatory, judicial or quasi-judicial powers;

          "UNSOLD INVENTORY" has the meaning ascribed thereto in Section 5.1.9;

          "VENDOR'S INTELLECTUAL PROPERTY" means all Intellectual Property Rights owned, used under consent, in-licensed or controlled, in whole or in part, by the Vendor that is required by the Vendor for the carrying on by the Vendor of the Business, or that is necessary or useful for the manufacture, use, marketing, promotion, distribution and sale of the Products including;

          (a) all trade-marks, trade names, designs, graphics, slogans, logos, service marks, brand names, internet domain names and registrations and other commercial symbols and all applications therefor;

          (b) all patents (including divisions, reissues, renewals, re-examinations, continuations, continuations in part and extensions) and all applications therefor;

          (c) all copyrights, industrial designs and other industrial property rights and all applications therefor; and

          (d) all know-how, trade secrets, including Product specifications, Product designs, planned research and development, current and planned research and distribution methodologies and processes, customer lists, current and anticipated customer requirements, market studies, recipes, composition of ingredients, ideas, concepts, component specifications, test methods, pre-clinical, clinical and toxicology and stability data, validation data of analytical methods, business methodologies and processes, confidential information and any licensed property or technology;

and including those set forth in Schedule 4.1.21;

          "VENDOR'S PERSONNEL" has the meaning ascribed thereto in Section 1.8; and

                                                                             14.

          "ZANAFLEX GENERIC EVENT" has the meaning ascribed in Section 3.7.3.

1.2       ACCOUNTING PRINCIPLES

          Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor entity thereto, applicable as at the date on which any calculation or determination is required to be made in accordance with generally accepted accounting principles, applied consistently.

1.3       GOVERNING LAW; ATTORNMENT

          This Agreement shall be construed, interpreted and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the Province of Ontario and the laws of Canada applicable therein (excluding any conflict of law rule or principle of such laws that might refer such interpretation or enforcement to the laws of another jurisdiction). Each Party irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising hereunder or relating hereto.

1.4       ENTIRE AGREEMENT; AMENDMENT

          This Agreement, together with all agreements contemplated or executed in connection with this Agreement, constitute the entire agreement between the Parties with respect to the transactions herein contemplated and cancels and supersedes any prior understandings, agreements, negotiations and discussions, written or oral, between the Parties with respect thereto including the letter of intent between the Parties dated April 15, 2003. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the Parties other than those expressly set forth in this Agreement or in any Closing Document. This Agreement may not be amended, supplemented or otherwise modified in any respect except by written instrument executed by the Parties.

1.5       CALCULATION OF TIME

          In this Agreement, a period of days shall be deemed to begin on the first day after the event which began the period and to end at 5:00 p.m. (Toronto time) on the last day of the period. If any period of time is to expire hereunder on any day that is not a Business Day, the period shall be deemed to expire at 5:00 p.m. (Toronto time) on the next succeeding Business Day.

1.6       PERFORMANCE ON HOLIDAYS

          If any act (including the giving of notice) is otherwise required by the terms hereof to be performed on a day which is not a Business Day, such act shall be valid if performed on the next succeeding Business Day.

                                                                             15.

1.7       WAIVER OF RIGHTS

          Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

1.8       KNOWLEDGE

          Where any representation, warranty or other statement in this Agreement is expressed to be made by the Vendor to its knowledge or is otherwise expressed to be limited in scope to matters known to the Vendor or of which the Vendor is aware, it shall mean such knowledge after due inquiry and investigation as is actually known to the:

          (a)  directors, except for Mr. Leslie Dan;

          (b)  officers;

          (c) management personnel or persons performing similar functions for the Vendor;

          (d) other persons with primary or supervising responsibility for the Business, or part thereof; or

          (e) persons with involvement with the Business relating to quality control and quality assurance;

          (collectively the "VENDOR'S PERSONNEL")

who have overall responsibility for or knowledge of the matters relevant to such statement and the Vendor hereby confirms that it has made appropriate inquiries of all such Vendor's Personnel.

1.9       TENDER

          Any tender of documents or money hereunder may be made upon the Parties or their respective counsel and money shall be tendered by wire transfer or electronic funds transfer in Canadian funds.

1.10      SEVERABILITY

          Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                                                                             16.

1.11      CONFLICT

          In the event of any conflict or inconsistency between the terms and conditions in the body of this Agreement and those in any Schedule (including any agreement entered into pursuant to this Agreement), the terms and conditions in the body of this Agreement shall govern and take precedence and the Parties shall take such steps as may be required or desirable to conform the conflicting or inconsistent provisions thereof to this Agreement.

1.12      CONSENTS AND APPROVALS

          Unless otherwise specified, where the consent or approval of a Party is contemplated or required by the terms of this Agreement, that Party shall not unreasonably delay or withhold the giving of such consent or approval after a request therefor has been made by the other Party.

1.13      REMEDIES CUMULATIVE

          The rights, remedies, powers and privileges herein provided to a Party are cumulative and in addition to and not exclusive of or in substitution for any rights, remedies, powers and privileges otherwise available to that Party.

1.14      ADDITIONAL RULES OF INTERPRETATION

          (a) In this Agreement, unless the context requires otherwise, words in one gender include all genders and words in the singular include the plural and vice versa.

          (b) The division of this Agreement into Articles, Sections, Schedules and other subdivisions, the inclusion of headings and the provision of a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The headings in the Agreement are not intended to be full or precise descriptions of the text to which they refer.

          (c) Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section, paragraph, clause or Schedule are to the applicable article, section, subsection, paragraph, clause or schedule of this Agreement.

          (d) Wherever the words "include", "includes" or "including" are used in this Agreement or in any Closing Document, they shall be deemed to be followed by the words "without limitation" and the words following "include", "includes" or "including" shall not be considered to set forth an exhaustive list.

          (e) The words "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions shall be construed as referring to this Agreement in its entirety and not to any particular section or portion of it.

                                                                             17.

          (f) Unless otherwise specified, all dollar amounts in this Agreement, including the symbol "$", refer to Canadian currency.

          (g) Unless otherwise indicated, all references in this Agreement to any statute include the regulations thereunder and all applicable guidelines, bulletins or policies made in connection therewith and which are legally binding, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision.

          (h) All references herein to any agreement (including this Agreement), document or instrument mean such agreement, document or instrument as amended, supplemented, modified, varied, restated or replaced from time to time in accordance with the terms thereof and, unless otherwise specified therein, includes all schedules and exhibits attached thereto.

          (i) Unless the context otherwise requires, references in this Agreement to a "person" are to be broadly interpreted and shall include an individual (whether acting as an executor, administrator, legal representative or otherwise), body corporate, unlimited liability company, partnership, limited liability partnership, joint venture, trust, unincorporated association, unincorporated syndicate, any Governmental Authority and any other legal or business entity.

          (j) The term "ordinary course", when used in relation to the conduct by the Vendor of the Business, or the conduct of business by any other person, means any transaction which constitutes an ordinary day-to-day business activity, conducted in a commercially reasonable and businesslike manner, having no unusual or special features, and, in the case of the Business, consistent with past practice and, in the case of any other person, being such as a person of similar nature and size and engaged in a similar business might reasonably be expected to carry out from time to time.

          (k) Unless otherwise defined herein, words or abbreviations which have well-known trade meanings are used herein with those meanings.

1.15      SCHEDULES AND EXHIBITS

          The following are the Schedules and Exhibits attached to and incorporated in this Agreement by reference and deemed to be a part hereof:

Schedule 2.1          Purchased Assets

Schedule 2.2          Excluded Assets

Schedule 3.1          Eli Lilly Interest Amount Calculation

                                                                             18.

Schedule 3.6.1        Assumed Obligations

Schedule 3.6.2        Post-Closing Conditional Assumed Obligations

Schedule 4.1.5        Regulatory Approvals

Schedule 4.1.7        Financial Information

Schedule 4.1.11       Non-Arms Length Contracts

Schedule 4.1.12       Offered Employees

Schedule 4.1.13       Employee Benefit Plans

Schedule 4.1.15       Contracts

Schedule 4.1.16       Warranties and Other Obligations in favour of Customers

Schedule 4.1.17       Legal Proceedings

Schedule 4.1.21       Owned I.P. and Licensed I.P.

Schedule 4.1.22 Product Registrations, Regulatory Status and Quality Assurance/Quality Control Audits

Schedule 4.1.23       Generic Versions Disclosure

Schedule 4.1.24       Description of Elan Transaction

Exhibit A     -       Opinion of Counsel to the Vendor

Exhibit B     -       Opinion of Counsel to the Purchaser

Exhibit C     -       Form of Escrow Agreement

Exhibit D     -       Form of Transitional Services Agreement

Exhibit E     -       Form of Non-Competition Agreement

                                    ARTICLE 2
                           PURCHASE AND SALE OF ASSETS

2.1       PURCHASE AND SALE

          Subject to the terms and conditions of this Agreement, the Vendor agrees to sell, transfer and assign to the Purchaser and the Purchaser agrees to purchase from the Vendor all of the Vendor's right, title and interest in, under and to the Products, and certain of the property and assets directly related thereto (other than the Excluded Assets), all as identified in Schedule 2.1 (collectively, the "PURCHASED ASSETS") and which can be classified as follows:

                                                                             19.

          (a)  the Contracts;

          (b)  the Inventories;

          (c)  the Vendor's Intellectual Property; and

          (d)  the goodwill of the Business related to the Products.

2.2       EXCLUDED ASSETS

          Notwithstanding anything to the contrary in Section 2.1 or elsewhere in this Agreement, the Purchased Assets shall not include any assets of the Vendor that are not specifically listed in Schedule 2.1. Schedule 2.2 identifies all of the assets of the Vendor used by the Vendor in the conduct of the Business, except for the Purchased Assets. The assets identified in Schedule 2.2 shall be considered the "EXCLUDED ASSETS".

                                    ARTICLE 3
                       PURCHASE PRICE AND RELATED MATTERS

3.1       AMOUNT OF PURCHASE PRICE

          The aggregate price payable by the Purchaser to the Vendor for the Purchased Assets (the "PURCHASE PRICE") is the sum of:

          (a)  $13,500,000.00; plus

          (b)  the Closing Inventory Payment; plus

          (c) [ * ] related to the reimbursement of a payment made by the Vendor to Eli Lilly Canada Inc. on June 30, 2003 in respect of the Eli Lilly Agreement; and less

          (d) the accrued unpaid interest on the Eli Lilly Payment up to, but not including, the Closing Date (the "ELI LILLY INTEREST AMOUNT") (being the accrued unpaid interest owing to Eli Lilly Canada Inc. calculated in accordance with the terms of the Eli Lilly Agreement, as amended by the Consent and Amendment Agreement ("Consent and Amendment Agreement") dated July 21, 2003 between Eli Lilly Canada Inc., the Purchaser and the Vendor, as more particularly described in Schedule 3.1). If there is an inconsistency between: (i) the Eli Lilly Agreement as amended by the Consent and Amendment Agreement; and (ii) the calculation in
               Schedule 3.1; then the Eli Lilly Agreement as amended by the Consent and Amendment Agreement, shall prevail.

----------
* Material has been omitted and filed separately with the Securities and Exchange Commission.

                                                                             20.

3.2       PREPARATION OF CLOSING REPORTS

3.2.1     INITIAL PREPARATION

          Promptly after the Closing Time, the Vendor shall prepare, at the Vendor's expense and in accordance with generally accepted accounting principles, consistently applied, the Closing Reports as at 12:01 a.m. on the Closing Date and a calculation of the book value of the Inventories at that time. A draft of the Closing Reports shall be delivered to the Purchaser no later than one (1) Business Day following the Closing Date. The Purchaser may, immediately after the Closing, proceed to conduct an inventory count of the Inventories along with other procedures used in the verification of the draft Closing Inventory Report. The Purchaser shall permit representatives of the Vendor to be present at the inventory count and shall provide such representatives promptly with copies of all working papers created in connection with such verification. If the Purchaser does not give a notice of disagreement in accordance with Section 3.2.2, the Purchaser shall be deemed to have accepted the draft Closing Inventory Report, which shall be final and binding on the Parties and the draft calculation of the Closing Inventory Report shall constitute the book value of the Inventories for the purposes of this Agreement immediately following the expiry date for the giving of such notice of disagreement.

3.2.2     DISPUTE SETTLEMENT

          If the Purchaser disagrees with the calculation of the draft Closing Inventory Report prepared pursuant to Section 3.2.1, it shall give notice to the Vendor of such disagreement, whether oral or written (which shall be deemed to be received immediately upon delivery of such notice to Vendor), no later than three (3) Business Days after delivery of the draft Closing Inventory Report. Upon giving said notice to the Vendor, payment of the Closing Inventory Payment by the Purchaser to the Vendor as provided for in Section 3.3.2 shall be immediately suspended until the final determination of the book value of the Inventories in accordance with this Section 3.2.2. Any notice of disagreement given by the Vendor shall set forth the particulars of such disagreement. The Parties shall then use reasonable efforts to resolve such disagreement within a period of fifteen (15) days following the giving of such notice. If the matter is not resolved by the end of such fifteen (15) day period, then such disagreement shall be submitted by the Parties to an accounting firm of recognized national standing in Canada, which is independent of the Parties (the "INDEPENDENT ACCOUNTANT"). If the Parties are unable to agree on the Independent Accountant within a further 10 day period, either Party may apply under the ARBITRATION ACT, 1991 (Ontario) to have a court appoint such accounting firm. The Independent Accountant shall, as promptly as practicable (but in any event within forty-five (45) days following its appointment), make a determination of the book value of the Inventories, based solely on written submissions submitted by the Parties to the Independent Accountant. The decision of the Independent Accountant as to the book value of the Inventories shall be final and binding upon the Parties and shall constitute both the book value of the Inventories for the purposes of this Agreement and the amount of the Closing Inventory Payment. The Purchaser agrees to pay to the Vendor, within three (3) Business Days of the final decision of the Independent Accountant, the Closing Inventory Payment with interest thereon (which interest is calculated based on the Prime Rate commencing from the date which is four (4) Business Days after the Closing Date until the date the Closing Inventory Payment is

                                                                             21.

made). The Purchaser and the Vendor shall each pay one-half of the fees and expenses of the Independent Accountant with respect to the resolution of the dispute.

3.3       PAYMENT OF PURCHASE PRICE

          The Purchase Price shall be paid as follows:

3.3.1     CLOSING DATE PAYMENT

          The Purchaser shall pay at the Closing Time by certified cheque of immediately available funds the following (collectively, the "CLOSING DATE PAYMENT"):

          (a)  [ * ] to the Escrow Agent in accordance with the Escrow
               Agreement;

          (b) [ * ] to the Vendor related to the reimbursement of a payment made by the Vendor to Eli Lilly Canada Inc. on June 30, 2003 in respect of the Eli Lilly Agreement; and

          (c) the amount equal to [ * ] to the Vendor (being $13,500,000.00 minus [ * ] (being the escrow amount)).

3.3.2     CLOSING INVENTORY PAYMENT

          Subject to Section 3.2.2, the Purchaser shall pay to the Vendor the Closing Inventory Payment four (4) Business Days after the Closing Date by certified cheque, bank draft or wire transfer of immediately available funds, less the accrued unpaid interest on the Eli Lilly Payment up to the Closing Date (being the accrued unpaid interest owing to Eli Lilly Canada Inc. calculated in accordance with the terms of the Eli Lilly Agreement as amended by the Consent and Amendment Agreement dated July 21, 2003 between Eli Lilly Canada Inc., the Purchaser and the Vendor, as more particularly described in Schedule 3.1), to an account specified by the Vendor.

3.4       ALLOCATION OF PURCHASE PRICE

          The Vendor and the Purchaser agree that the values of the Purchased Assets are their respective fair market values thereof, and each Party shall report the sale and purchase of the Purchased Assets for all federal, provincial and local tax purposes. If either Party fails to file its Tax Returns as aforesaid, such Party shall indemnify and save harmless the other Party in respect of any additional Tax, and legal and/or accounting costs paid or incurred by the other Party as a result of the failure to file as aforesaid.

3.5       TRANSFER TAXES

          The Purchaser shall be liable for and shall pay to the Vendor at the Closing Time all federal and provincial sales taxes and all other Taxes or other like charges properly payable upon and in connection with the transfer of the Purchased Assets to the Purchaser, including, but

----------
* Material has been omitted and filed separately with the Securities and Exchange Commission.

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                                                                             22.

not limited to GST and QST but excluding any income taxes payable by the Vendor as a result of the completion of the transactions herein contemplated. The Purchaser shall provide to the Vendor an Ontario provincial sales tax exemption certificate on or prior to Closing in respect of the sale of the Inventories located in the Province of Ontario.

3.6       ASSUMPTION OF CERTAIN OBLIGATIONS AND EXCLUDED LIABILITIES

3.6.1     ASSUMPTION OF CERTAIN OBLIGATIONS

          The Purchaser shall assume and shall pay, discharge and perform, as the case may be, certain obligations to be performed by the Vendor on and after Closing Date which by terms and conditions thereof are to be paid, discharged or performed at any time on and after the Closing Date, as identified in Schedule
3.6.1 (the "ASSUMED OBLIGATIONS").

3.6.2 POST CLOSING ADJUSTMENTS FOR CERTAIN POST-CLOSING CONDITIONAL ASSUMED OBLIGATIONS

          The Vendor has already paid certain amounts to the applicable third parties for certain of the obligations in Schedule 3.6.2, and the Purchaser hereby agrees to reimburse to the Vendor, after Closing, those amounts that the Vendor has already paid to the applicable third parties in respect of those obligations in Schedule 3.6.2, within fifteen (15) Business Days after the receipt by the Purchaser from the Vendor of proof of payment of such amounts and any supporting documentation or records related to such obligations, including without limitation, copies of all relevant contracts and/or agreements to the extent they exist and the consent to the assignment of such obligations by the Vendor to the Purchaser from the applicable third party, if required by the applicable agreement. Upon:

          (a) the Purchaser being presented with contracts (to the extent such contracts exist) by the Vendor; and

          (b) the Purchaser being reasonably satisfied with the terms of such contracts;

the Purchaser shall provide the Vendor and the other party to the applicable contract with a written notice of the Purchaser's assumption of such contract.

3.6.3     NO LIABILITIES

          Except as provided for in Section 3.6.1, the Purchaser shall not be liable for, or assume, or be deemed to have assumed or guaranteed, or otherwise be responsible for, any liability, obligation or claim of any nature, whether direct or indirect, for any debts, obligations or liabilities of the Vendor relating to the Purchased Assets, the Business or otherwise arising out of acts, omissions or occurrences prior to the Closing or any conditions existing prior to the Closing, without regard to whether such debt, obligation or liability is known, knowable, or unknown, matured or unmatured, liquidated or unliquidated, fixed or contingent. Without limiting the generality of the foregoing, all liabilities of the Vendor, other than the Assumed Obligations shall be retained and remain the obligations and liabilities of the Vendor (including all liabilities and obligations of, or claims against, the Vendor, any division of the Vendor, or of any corporate parent, predecessor, stockholder or Affiliate of the Vendor, and claims arising out

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                                                                             23.

of the Business prior to the Closing, of any kind or nature, whether absolute, accrued, contingent or otherwise, whether due or to become due and whether or not asserted, and whether known or unknown, and however arising).

3.7       PERMAX(R), ALERTEC(R) AND ZANAFLEX(R) MILESTONE PAYMENTS

          The Purchaser agrees to pay the Vendor the following amounts:

3.7.1     PERMAX(R) MILESTONE PAYMENTS

          The Purchaser shall pay the Vendor an amount equal to [ * ] (plus applicable taxes but excluding taxes payable on the Vendor's net income) payable as follows:

          (a)    [ * ] on the six month anniversary of the Closing Date;

          (b)    [ * ] on the twelve month anniversary of the Closing Date;

          (c)    [ * ] on the eighteen month anniversary of the Closing Date;

          (d)    [ * ] on the twenty-four month anniversary of the Closing Date;

          (e)    [ * ] on the thirty month anniversary of the Closing Date;

          (f)    [ * ] on the thirty-six month anniversary of the Closing Date;
                 and

          (g)    [ * ] on the forty-two month anniversary of the Closing Date;

subject to the following:

          (i) provided that on each date of payment, no Generic Event has occurred with respect to Permax(R) ("PERMAX GENERIC EVENT");

          (ii)   the milestone payment(s) is reduced in accordance with Section
                 3.9 hereof; and

          (iii)  the milestone payment(s) is reduced in accordance with Section
                 3.12 hereof.

          For greater certainty, if a Permax Generic Event has occurred, the Vendor agrees that the Purchaser shall be relieved of its obligation to pay any of the foregoing unpaid milestone payments.

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* Material has been omitted and filed separately with the Securities and
  Exchange Commission.

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                                                                             24.

3.7.2     ALERTEC(R) MILESTONE PAYMENTS

          The Purchaser shall pay the Vendor an amount equal to [ * ] (plus applicable taxes but excluding taxes payable on the Vendor's net income) payable as follows:

          (a)    [ * ] on the eighteen month anniversary of the Closing Date;

          (b)    [ * ] on the twenty-four month anniversary of the Closing Date;

          (c)    [ * ] on the thirty month anniversary of the Closing Date;

          (d)    [ * ] on the thirty-six month anniversary of the Closing Date;

          (e)    [ * ] on the forty-two month anniversary of the Closing Date;

subject to the following:

          (i) provided that on each date of payment no Generic Event has occurred with respect to Alertec(R) ("ALERTEC GENERIC EVENT");

          (ii)   the milestone payment(s) is reduced in accordance with Section
                 3.9 hereof; and

          (iii)  the milestone payment(s) is reduced in accordance with Section
                 3.12 hereof.

          For greater certainty, if an Alertec Generic Event has occurred, the Vendor agrees that the Purchaser shall be relieved of its obligation to pay any of the foregoing unpaid milestone payments.

3.7.3     ZANAFLEX(R) MILESTONE PAYMENTS

          The Purchaser shall pay the Vendor an amount equal to [ * ] (plus applicable taxes but excluding taxes payable on the Vendor's net income) payable as follows:

          (a)    [ * ] on the six month anniversary of the Closing Date;

          (b)    [ * ] on the twelve month anniversary of the Closing Date;

          (c)    [ * ] on the eighteen month anniversary of the Closing Date;

          (d)    [ * ] on the twenty-four month anniversary of the Closing Date;

          (e)    [ * ] on the thirty month anniversary of the Closing Date; and

          (f)    [ * ] on the thirty-six month anniversary of the Closing Date;

----------
* Material has been omitted and filed separately with the Securities and Exchange Commission.

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                                                                             25.

subject to the following:

          (i) provided that on each date of payment no Generic Event has occurred with respect to Zanaflex(R) ("ZANAFLEX GENERIC EVENT");

          (ii)   the milestone payment(s) is reduced in accordance with Section
                 3.9 hereof; and

          (iii)  the milestone payment(s) is reduced in accordance with Section
                 3.12 hereof.

          For greater certainty, if a Zanaflex Generic Event has occurred, the Vendor agrees that the Purchaser shall be relieved of its obligation to pay any of the foregoing unpaid milestone payments.

3.8       ROYALTY PAYMENTS

3.8.1     PAYMENT OF ROYALTIES

          After the Closing Date, the Purchaser agrees to pay to the Vendor within sixty (60) days of the end of each calendar quarter, royalties (plus applicable taxes but excluding taxes payable on the Vendor's net income) on Net Sales of the following products (each, a "ROYALTY PAYMENT"):

          (a)    [ * ] of Net Sales of Hectorol(TM);

          (b)    [ * ] of Net Sales of Diastat(R);

          (c)    [ * ] of Net Sales of Alertec(R);

          (d)    [ * ] of Net Sales of Zanaflex(R); and

          (e)    [ * ] of Net Sales of Permax(R);

          (collectively, the "ROYALTY PRODUCTS")

subject to:

          (i) the Purchaser's Cost of Goods, on a Royalty Product-by-Royalty Product basis, not being greater than fifty percent (50%) of Net Sales for the three (3) consecutive years after the Closing Date ("COGS ROYALTY PERIOD"); and

          (ii)   the reduction of the Royalty Payment in accordance with Section
                 3.9 hereof, on a Product by Product basis; and

          (iii)  Section 3.8.4.

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* Material has been omitted and filed separately with the Securities and
  Exchange Commission.

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                                                                             26.

          In the event that during the COGS Royalty Period, the Purchaser's Cost of Goods for any one of the above Royalty Products is greater than fifty percent (50%) of the Net Sales for such Royalty Product, both parties shall equally share in the amount by which Purchaser's Cost of Goods per Royalty Product is in excess of fifty percent (50%) of its Net Sales for such Royalty Product ("OVERAGE") thereby enabling the Purchaser to offset its share of the Overage against the royalties payable to the Vendor for such Royalty Products. For clarity, only up to fifty percent (50%) of the Overage can be applied against the royalties payable to the Vendor by the Purchaser on a Royalty Product-by-Royalty Product basis. Notwithstanding the foregoing, the Vendor's total liability for any Overage shall not exceed the total royalties payable to the Vendor by the Purchaser in the three (3) year period for the Royalty Product to which the Overage applies on a Royalty Product-by-Royalty Product basis.

3.8.2     REPORTING OF ROYALTY PAYMENTS

          In connection with each Royalty Payment, the Purchaser shall provide a report setting forth the calculation of Net Sales and Cost of Goods for the Royalty Products for the applicable period and the amount of the Royalty Payment due, each in sufficient detail to permit the Vendor to determine whether the calculation of Net Sales and Cost of Goods and the calculation of the Royalty Payment due is accurate. The Purchaser shall cause its representatives and employees to be reasonably available to the Vendor to discuss any questions or comments of the Vendor concerning such report.

3.8.3     ROYALTY PAYMENT RECORDS RETENTION

          The Purchaser shall keep for a period of one (1) year from the date of a Royalty Payment is paid, complete and accurate records of sales and all other information necessary to accurately calculate the Net Sales and Cost of Goods for the applicable period. The Vendor shall have the right, no more than once per year, through an Independent Accountant to audit the records relating to any Royalty Payment at the place or places of business where such records are customarily kept in order to verify the accuracy of the reports of Net Sales and Cost of Goods (if Overage payments are claimed by the Purchaser pursuant to Section 3.8.1) made in connection with such Royalty Payment. Such audits may be exercised during normal business hours upon ten (10) days prior written notice to the Purchaser. The Vendor shall bear the full cost of such audit unless such audit discloses an underpayment of more than five percent (5%) of a Royalty Payment for any Product or more than a five percent (5%) overpayment by the Vendor on account of an Overage for the Cost of Goods of any Product, in which case the Purchaser shall bear the full cost of such audit. In the event that the Independent Accountant determines that the Purchaser has underpaid with respect to any Royalty Payment or the Vendor has overpaid with respect to any Overage, the Purchaser shall make a payment in the amount of such underpayment or overpayment, as applicable, to the Vendor within ten (10) days following such audit, together with any interest due thereon (at a rate equal to the Prime
Rate).

3.8.4     TERMINATION OF ROYALTY PAYMENTS

          The Purchaser's obligation to pay the Vendor the royalties contemplated in Section 3.8.1 for each Royalty Product shall terminate on a Royalty Product-by-Royalty Product basis on the earliest of:

                                                                             27.

          (a)    the occurrence of a Generic Event for such Royalty Product; or

          (b) the termination of the applicable contract(s) under which the Purchaser is being granted the rights to Hectorol(TM), Diastat(R), Zanaflex(R), Permax(R) and Alertec(R), unless such termination occurs as a result of the Purchaser's uncured breach or termination thereof.

3.8.5     MINIMUM ROYALTY PAYMENT FOR HECTOROL(TM)

          If a Generic Event in respect of Hectorol(TM) has not occurred and the Vendor has not received Royalty Payments from the Purchaser for Hectorol(TM) that are equal to at least [ * ] on or before June 30, 2007 (hereinafter the "HECTOROL ROYALTY DATE"), the Purchaser shall pay, within thirty (30) days of the Hectorol Royalty Date, to the Vendor the difference between [ * ] and the total amount of Royalty Payments paid by the Purchaser to the Vendor in respect of Hectorol(TM) up to and including the Hectorol Royalty Date. For clarification, subject to Section 3.8.4 hereof, the payment of any amount to the Vendor pursuant to this provision does not alleviate the Purchaser's ongoing obligations to continue to pay royalties to the Vendor after the Hectorol Royalty Date pursuant to the provisions of Section 3.8.1.

          In the event a Generic Event in respect of Hectorol(TM) occurs:

          (i) between June 30, 2004 and June 29, 2005 and the Vendor has not received Royalty Payments for Hectorol(TM) since Closing that are equal to or greater than [ * ]; or

          (ii) between June 30, 2005 and June 29, 2006 and the Vendor has not received Royalty Payments for Hectorol(TM) since Closing that are equal to or greater than [ * ]; or

          (iii) between June 30, 2006 and June 29, 2007 and the Vendor has not received Royalty Payments for Hectorol(TM) since Closing that are equal to or greater than [ * ];

then the Purchaser shall pay to the Vendor, within thirty (30) days of the Generic Event for Hectorol(TM), the difference between:

          (a) the amount referred to in (i), (ii) or (iii) above, as applicable; and

          (b) the total amount of Royalty Payments paid by the Purchaser to the Vendor in respect of Hectorol(TM) up to and including the date of the Generic Event for Hectorol(TM).

          For greater certainty, in the event that a payment is made by the Purchaser to the Vendor as a result of the occurrence of an event in (i), (ii) or (iii) above, thereafter no further royalty, milestone or instalment payments shall be made by the Purchaser to the Vendor in respect of Hectorol(TM).

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* Material has been omitted and filed separately with the Securities and
  Exchange Commission.

                                                                             28.

          It is the Purchaser's intention to launch Hectorol(TM) by [ * ] ("HECTOROL LAUNCH DATE"). In the event that the Purchaser is delayed in launching Hectorol(TM) by the Hectorol Launch Date because of the lack of approval of an SNDS submission to Health Canada required for the approval of the changes in the manufacturing of Hectorol which will result in an inability to secure sufficient supply of Hectorol in order to meet the expected demand of the Canadian market, then the dates in (i), (ii) and (iii) above, as well as the Hectorol Royalty Date, will be extended by the period of time by which the launch of Hectorol(TM) has been postponed.

3.8.6     ADDITIONAL ROYALTY PAYMENT FOR ALERTEC(R)

          Provided there has not been an Alertec Generic Event, and so long as Alertec(R) is permitted to be sold as a drug pursuant to Schedule F of the Food and Drug Regulations to the Food and Drugs Act (Canada), the Purchaser hereby agrees that it shall pay to the Vendor [ * ] of Net Sales of Alertec(R), which amount (plus applicable taxes but excluding taxes payable on the Vendor's net income) shall be paid within sixty (60) days of the end of each twelve (12) month period after the Closing Date ("ADDITIONAL ALERTEC ROYALTY"). The Parties hereby agree that neither the Additional Alertec Royalty nor the Royalty Products royalty for Alertec(R) nor the Alertec(R) milestone payments shall be payable by the Purchaser to the Vendor upon the occurrence of an Alertec Generic Event.

3.9       ROYALTY SHARING ARRANGEMENT

          In the event that the Purchaser is required to pay after Closing to any third party any additional royalty or fee in order to continue to use, market or sell any of the Products (other than additional royalties or fees paid to the licensors of the Products, unless such licensors of the Products are receiving these additional royalties or fees resulting from an arm's length third party claim or entitlement), then the Purchaser shall be entitled to deduct from the applicable royalty payment(s), milestone(s) or instalment payment(s) owing by the Purchaser to the Vendor in respect of such Product, fifty (50%) percent of any such royalty or fee paid to such third party by the Purchaser.

3.10      ELI LILLY PAYMENT

          The Purchaser acknowledges and agrees that immediately after Closing the Purchaser shall assume the Vendor's obligation to make the Eli Lilly Payment to Eli Lilly Canada Inc., or its successor or assigns, in accordance with the terms of the Eli Lilly Agreement, as amended by the Consent and Amendment Agreement dated July 21, 2003 between Eli Lilly Canada Inc., the Purchaser and the Vendor.

3.11      ELI LILLY RELIEF REPAYMENT

          After the Closing Date, in the event that the Purchaser is relieved of having to pay any of the Eli Lilly Payment (the "RELIEVED AMOUNT"), the Purchaser covenants and agrees to promptly remit to the Vendor an amount equal to the Eli Lilly Interest Amount, as calculated per Schedule 3.1, on the Relieved Amount on the Closing Date.

----------
* Material has been omitted and filed separately with the Securities and Exchange Commission.

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                                                                             29.

3.12      REDUCTION IN MILESTONE PAYMENTS

          In the event of a Post NOC Event in the month in which a milestone payment is due to the Vendor in respect of any Product, the Purchaser shall be entitled to reduce the applicable milestone payment owed by the Purchaser to the Vendor in respect of such Product by the corresponding percentage decrease in Net Sales for such Product in the month in which such milestone payment is due to the Vendor. For example, if after a NOC Event but before a Generic Event, the Purchaser experiences a 25% reduction in Net Sales from the Reference Period in the month in which the milestone payment is due for such Product, the milestone payment due would be reduced by 25% and therefore a payment of 75% of the applicable milestone amount would be made by the Purchaser to the Vendor in respect of such Product.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

4.1       REPRESENTATIONS AND WARRANTIES OF THE VENDOR

          The Vendor represents and warrants to the Purchaser as set out in this
Section 4.1 and acknowledges that the Purchaser is relying on such representations and warranties in connection with the transactions contemplated in this Agreement.

4.1.1     INCORPORATION AND STATUS OF THE VENDOR

          The Vendor is a corporation duly incorporated, organized and subsisting under the laws of Canada and has the corporate power and capacity to execute and deliver this Agreement, to sell the Purchased Assets to the Purchaser as herein contemplated and to perform its other obligations hereunder. No proceedings have been taken or authorized by the Vendor or, to the Vendor's knowledge, by any other person with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of the Vendor or with respect to any amalgamation, merger, consolidation, arrangement or reorganization of, or relating to, the Vendor. The Vendor has the necessary corporate power, authority and capacity to own or lease its property and assets and to carry on the Business as now being conducted by it and is registered, licensed or otherwise qualified to carry on the Business in each province and territory in Canada, being the only jurisdictions in which the nature of the Business as carried on by the Vendor or the property or assets owned or leased by it makes such qualification necessary. True and complete copies of the Articles of the Vendor and all by-laws of the Vendor have been made available to the Purchaser. The Articles of the Vendor and the by-laws of the Vendor constitute all of the constating documents and by-laws of the Vendor, are complete and correct and are in full force and effect.

4.1.2     AUTHORIZATION OF SALE BY VENDOR

          The execution and delivery of this Agreement and the completion of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on behalf of the Vendor and this Agreement has been duly and validly executed and delivered by the Vendor and is a valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms. There is no Legal Proceeding in progress, pending, or, to the knowledge of the Vendor, threatened against or affecting the Vendor or

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                                                                             30.

affecting the title of the Vendor to any of the Purchased Assets at law or in equity or before or by any Tribunal and, nor is there any Order outstanding against or affecting the Vendor which, in any such case, might adversely affect the ability of the Vendor to enter into this Agreement or to perform its obligations hereunder.

4.1.3     TITLE TO PURCHASED ASSETS

          The Vendor is the owner of all of the Purchased Assets with good and marketable title thereto, free and clear of all Encumbrances. No person has any agreement, option, understanding or commitment for the purchase or other acquisition from the Vendor of any of the Purchased Assets, other than pursuant to purchase orders accepted by the Vendor in the ordinary course of the Business.

4.1.4     CONFLICTING INSTRUMENTS

          Neither the entering into of this Agreement by the Parties nor the completion of the transactions herein contemplated will: (a) conflict with, or result in the breach or violation of or default under, or cause the acceleration of any obligations of the Vendor under, any of the terms and provisions of (i) any Applicable Law, (ii) the Articles of the Vendor or its by-laws or any resolution of the directors or shareholders of the Vendor; or (iii) subject to obtaining any Consent or Regulatory Approval which may be required thereunder in connection with the completion of the transactions herein contemplated, any Contract, or of any Licence or Order held by the Vendor in respect of the Business or otherwise affecting the Business, or (b) relieve any other party to any Contract of that party's obligations thereunder or enable it to terminate its obligations thereunder.

4.1.5     REGULATORY APPROVALS

          Except as set forth in Schedule 4.1.5, no Regulatory Approval or filing with any Governmental Authority or other person is required to be obtained by the Vendor in connection with the execution, delivery and performance by the Vendor of this Agreement or the Closing Documents or the sale of any of the Purchased Assets hereunder.

4.1.6     BOOKS AND RECORDS

          The Vendor has made available to the Purchaser all Books and Records relating to the Business. All material financial transactions of the Vendor relating to the Business have been accurately recorded in the Accounting Records in accordance with sound business and financial practice and the Accounting Records accurately reflect the basis for the financial condition and the revenues, expenses and results of operations of the Business as of and to the date hereof. All Books and Records are in the full possession and control of and are owned and controlled exclusively by the Vendor and are not dependent upon any computerized or other system or device that is not exclusively owned and controlled by the Vendor.

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                                                                             31.

4.1.7     FINANCIAL INFORMATION AND CLOSING REPORTS

          The Financial Information and the Closing Reports have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of preceding periods.

4.1.8     NO CHANGE

          Since January 31, 2003, there has been no change in the Business or in the operations, affairs, prospects or condition (financial or otherwise) of the Business, including any such change arising as a result of any change in Applicable Law, revocation of any Licence or as a result of fire, explosion, accident, casualty, labour problem, flood, drought, riot, storm, act of God or otherwise, other than in the ordinary course.

4.1.9     FRONT LOADING

          Since January 1, 2003, the Vendor has not altered its terms of sale of any of the Products, including without limitation, the decreasing of its prices for the Products, the changing of payment terms, the provision or introduction of additional discounts (volume or otherwise) and/or the provision or introduction of additional incentives to encourage the sale of additional quantities of any one or more of the Products, that are not otherwise offered by the Vendor in the ordinary course. The onus shall be on the Vendor to establish with the sales records for the Products and the Books and Records that any changes in the Vendor's terms of sale have been made in the ordinary course.

4.1.10    BUSINESS CARRIED ON IN ORDINARY COURSE

          Since January 31, 2003, the Vendor has carried on the Business in the ordinary course, consistent with past practice and, in particular and without limitation, has not:

          (a) transferred, assigned, sold or otherwise disposed of any of its assets used in the Business except for the sale of Inventories in the ordinary course of Business;

          (b) incurred or assumed any obligation or liability (fixed or contingent) relating to the Business other than current liabilities incurred since January 31, 2003 in the ordinary course of Business;

          (c) paid any obligation or liability of the Business other than in the ordinary course of Business, consistent with past practice;

          (d) made any material change with respect to any method of management operation or accounting in respect of the Business;

          (e) except as disclosed in Schedule 4.1.12, increased the compensation paid or payable to Offered Employees or changed the benefits to which Offered Employees are entitled under any Employee Benefit Plan, created any new Employee Benefit Plan or cancelled any existing Employee Benefit Plan

                                                                             32.

               other than increases or changes made in the ordinary course of Business consistent with past practice;

          (f) created or permitted to exist any Encumbrance on any of the Purchased Assets;

          (g) modified, amended or terminated any Contract or waived or released any right which it has or had, other than in the ordinary course of Business;

          (h) except as disclosed in Schedule 4.1.21, entered into or become bound by any written or oral contract, agreement or arrangement, or made or authorized any capital expenditure relating to the Business;

          (i) had a supplier terminate, or communicate to the Vendor the intention or threat to terminate, its relationship with the Vendor, or the intention to reduce substantially the quantity of products or services it sells to the Vendor, or any notice of any intention to increase any of the prices for any of the active pharmaceutical ingredients, raw materials or finished goods;

          (j) taken any steps to adversely affect the level of the Inventories, and for certainty the Inventories are at a level consistent with the level of Inventories that has been maintained in the operation of the Business prior to the date hereof in accordance with the Vendor's past practice and reasonably anticipated requirements in light of seasonal adjustments, market fluctuations in Canada, the requirements of customers of the Business, and any manufacturer's required lead time;

          (k) had its Accounts Receivable increase, and for certainty the Accounts Receivable as of the Closing Date are at a level consistent with the levels of Accounts Receivable that have been experienced in the operation of the Business for the two (2) years immediately prior to the Closing Date having regard for generally accepted accounting principles and with regard to historical seasonal fluctuations of the Business;

          (l) had any customer terminate, or communicate to the Vendor the intention or threat to terminate, its relationship with the Vendor, or the intention to reduce substantially the quantity of products or services it purchases from the Vendor, or its dissatisfaction with the products or services sold by the Vendor; or

          (m) authorized or agreed or otherwise become committed to do any of the foregoing.

4.1.11    NON-ARMS LENGTH TRANSACTIONS

          No Interested Person is indebted to the Vendor in respect of the Business and, except as described in Schedule 4.1.11, the Vendor is not a party to any contract with any Interested Person relating to the Business. No Interested Person has any cause of action or other

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                                                                             33.

claim whatsoever against, or is owed any amount by the Vendor in connection with the Business, except for claims in the ordinary course of Business such as for accrued expense reimbursements, vacation pay and benefits under the Employee Benefit Plans.

4.1.12    OFFERED EMPLOYEES

          (a) Schedule 4.1.12 contains the names and titles or positions of the Offered Employees and their date of hire and the location of their employment, a list of all written contracts, a summary of the terms of all oral contracts, and the remuneration of, and Employee Benefit Plans applicable to, each Offered Employee.

          (b) The Vendor is not a party to or bound by or subject to any Collective Agreement relating to the Offered Employees, has not made any commitment to, or conducted any negotiation or discussion with, any labour union or employee association with respect to any future agreement or arrangement, is not required to recognize any labour union or employee association representing its employees or any agent having bargaining rights for its employees.

          (c) General relations between the Vendor and the Offered Employees are good and there is no present, pending or, to the Vendor's knowledge, threatened labour strike, dispute, slowdown or work stoppage with respect to the Offered Employees.

          (d) The Vendor has no agreements or commitments, oral, written or otherwise, to any of the Offered Employees, other than as set forth in the written employment agreements for these Offered Employees listed in Schedule 4.1.12.

          (e) No Offered Employee has filed a complaint against the Vendor and the Vendor is in compliance with all Applicable Laws relating to the Offered Employees and not liable to any Offered Employee for any damages under any Applicable Law, including without limitation the EMPLOYMENT STANDARDS ACT (Ontario), HUMAN RIGHTS CODE (Ontario), PAY EQUITY ACT (Ontario), OCCUPATIONAL HEALTH & SAFETY ACT (Ontario) and WORKPLACE SAFETY AND INSURANCE ACT (Ontario).

4.1.13    EMPLOYEE BENEFIT PLANS

          Schedule 4.1.13 lists or identifies all Employee Benefit Plans. Vendor has not promised or otherwise agreed to amend the Employee Benefit Plans unless otherwise required by Applicable Law. All obligations required by Applicable Law or by contract to be performed in connection with the Employee Benefit Plans have been performed and there are no outstanding defaults, violations, claims or actions by or against any Employee Benefit Plan or any party to any Employee Benefit Plan. The Vendor has provided to the Purchaser true and complete copies of all Employee Benefit Plans (or where such Employee Benefit Plans are oral commitments, written summaries of their terms) together with all plan summaries, employee booklets and

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                                                                             34.

personnel manuals. All Offered Employee data necessary to administer the Employee Benefit Plans is in the possession and control of the Vendor and has been made available to the Purchaser and is complete and accurate.

4.1.14    SUFFICIENCY AND CONDITION OF ASSETS

          Together with the Excluded Assets, the Purchased Assets are sufficient for the Purchaser to carry on the Business as usually conducted and include all proprietary rights, trade secrets and other property and assets, tangible and intangible, used in connection with the Business. All tangible assets used in the Business are in good condition. The Purchased Assets, together with the Excluded Assets, form all of the assets of the Business.

4.1.15    CONTRACTS

          Except for the Contracts listed or identified on Schedule 4.1.15, the Vendor is not a party to or bound by or subject to any agreement, contract or commitment, written or oral, of any nature or kind relating to the Business except for agreements and arrangements with respect to Offered Employees, Employee Benefit Plans and persons receiving compensation for work or services provided to the Vendor set forth and described in Schedule 4.1.13. Except as disclosed in the Schedules referred to in this Section 4.1.15, no Consent is required under any Contract or other agreement from any party thereto or any other person and no notice is required to be given under any Contract or other agreement to any party thereto or to any other person in connection with the completion of the transactions herein contemplated. For certainty, except as listed on Schedule 4.1.15, no Consent or notice is required to be received or given in connection with the assignment of any Contract to the Purchaser pursuant to this Agreement, including without limitation any Consent of or notice to any Licensor or sublicensor of Intellectual Property Rights to the Vendor or to a licensor or sublicensor of the Vendor. The Contracts are all in good standing and in full force and effect with no amendments except as disclosed on Schedule 4.1.15 and the Vendor is entitled to all rights and benefits thereunder and has the right to assign any and/or all such right and benefits in accordance with this Agreement, subject to obtaining Consent where required. The copies of all Contracts made available to the Purchaser for inspection are true and complete copies of the originals and all of the Contracts are valid and binding obligations of the parties thereto enforceable in accordance with their respective terms. The Vendor has complied with all terms of the Contracts, has paid all amounts due thereunder, has not waived any rights thereunder and no default or breach exists in respect thereof on the part of any of the parties thereto and no event has occurred which, after the giving of notice or the lapse of time or both, would constitute such a default or breach. All amounts payable to the Vendor under the Contracts are still due and owing to the Vendor without any right of set-off. Schedule 4.1.15 also sets forth all material quotations, orders or tenders for contracts which remain open for acceptance. No purchase commitment of the Vendor in respect of the Business is in excess of normal requirements of the Business or is not terminable by the Vendor without penalty on 30 days notice or less.

4.1.16    CUSTOMERS AND SUPPLIERS

          Except as set forth and described in Schedule 4.1.16, there are no outstanding warranties, product replacement contracts or other product fulfillment obligations with or to

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                                                                             35.

customers or other users of the products of the Business and the Vendor is not required to provide any bonding or other financial security arrangements in connection with any transactions with any of its customers or suppliers relating to the Business, whether or not in the ordinary course of the Business. The Vendor has no agreement, contract or commitment for sales of the products or services of the Business at prices involving prospective losses. The current customer breakdown in percentage of gross revenues is as set out in Schedule
4.1.16. The Vendor is not aware of any current supply problem with respect to any of the Products, including the supply of raw materials required for the manufacture of any of the Products.

4.1.17    LEGAL PROCEEDINGS

          Except as set forth and described in Schedule 4.1.17, there is no Legal Proceeding (whether or not purportedly on behalf of the Vendor) in progress, pending or, to the Vendor's knowledge, threatened against or affecting the Business or the Purchased Assets before or by any Tribunal. Except as set forth and described in Schedule 4.1.17, there is no Order outstanding against or affecting the Vendor relating to the Business or the Purchased Assets. Without limiting the generality of the foregoing, except as set forth and described in
Schedule 4.1.17, there is no Legal Proceeding involving any product liability claim in progress, pending, or to the Vendor's knowledge, threatened against or affecting the Business or the Purchased Assets.

4.1.18    COMPLIANCE WITH APPLICABLE LAWS

          The Vendor has conducted and is conducting the Business in compliance with Applicable Law and is not in breach of any provision of Applicable Law. All Licences are valid and subsisting and in good standing and there is no default thereunder. None of the Licences:

          (a) contains any burdensome term, provision, condition or limitation which has or could have an adverse effect on the Vendor or the Business; or

          (b) except as specifically disclosed in this Agreement, requires any Regulatory Approval in connection with the completion of the transactions herein contemplated.

4.1.19    RESIDENCE OF VENDOR; GST AND QST STATUS

          The Vendor is not a "non-resident" of Canada within the meaning of the INCOME TAX ACT. The Vendor is registered for the purposes of: (a) the GST Legislation and its registration number is 872970769; and (b) the QST and its registration number is 1020899073.

4.1.20    INVENTORIES

          The inventories of the Vendor relating to the Business consist solely of items of tangible personal property of the kind and quality regularly used or produced in the Business and are of merchantable quality, are saleable or resalable (or useable) in the ordinary course of the Business for the purpose for which they were intended and are at a level consistent with the level of inventories that has been maintained in the operation of the Business prior to the date hereof in accordance with normal business practice and reasonably anticipated requirements in light of seasonal adjustments, market fluctuations in the pharmaceutical industry and the requirements of

                                                                             36.

customers of the Business. The Products in inventory, both commercial and sample, do not have a shelf life or "best before" date that expires less than twelve (12) months from the Closing Date.

4.1.21    INTELLECTUAL PROPERTY

          (a)  The Vendor's Intellectual Property set forth and described in
               Schedule 4.1.21 specifies, for each item, whether the Vendor's Intellectual Property (including all Intellectual Property pertaining thereto) is owned by the Vendor (in this Section "OWNED I.P.") or whether the Vendor has the right to use or was granted rights to the Intellectual Property under a licence agreement or arrangement from another person (in this Section "LICENCED I.P."). Schedule 4.1.21 sets out all of the Vendor's Intellectual Property in respect of the Products.

          (b) Schedule 4.1.21 specifies, for each item of Owned I.P., the registration or application number, country, filing and expiration dates (if any), classes and, for any unregistered Owned I.P. not under application for registration, the products and/or services with respect to which and the countries in which such unregistered Owned I.P. is used.

          (c) Except as set forth and described in Schedule 4.1.21, all of the Owned I.P. is subsisting and, to the Vendor's knowledge is valid, is owned by the Vendor with good and marketable title thereto free of any Encumbrance and the Vendor has the unencumbered right to use (where use includes, without limitation, the ability to modify, enhance, make derivative works, adapt, translate, market, license with right to grant sub-licenses, sell, rent and any other activity associated with the term "use", all without restriction of any kind from any third person (in this Section "USE")) the Owned I.P.; and all registrations and filings necessary to preserve the rights of the Vendor in and to the Owned I.P. have been made.

          (d) The Vendor has secured valid written waivers of moral rights from all consultants and Employees who contributed to the creation or development of any of the Owned I.P. and an assignment of the Intellectual Property Rights for Owned I.P. to such contributions that the Vendor does not already own by operation of law.

          (e) The Vendor has taken all necessary and appropriate steps to maintain, protect and preserve the confidentiality and secrecy of all the Owned I.P. not otherwise protected by patents, patent applications, trade marks or copyright and Licensed I.P. in the Vendor's possession (in this Section "CONFIDENTIAL PROPERTY"). All use, disclosure or appropriation of Confidential Property owned by the Vendor by or to a third person has been pursuant to the terms of a written agreement between the Vendor and such third person. All use, disclosure or appropriation by the Vendor of Confidential Property not owned by the Vendor has been pursuant to the terms of a written agreement: (i) between the Vendor and the owner of

                                                                             37.

               such Confidential Property; or (ii) between the Vendor and all third parties to whom disclosure of Confidential Property has been made prior to such disclosure and as permitted by the owner of such Confidential Property; or (iii) is otherwise lawful. All such written agreements are valid and subsisting and the Vendor is not aware of any breach of any such written agreements.

          (f) Schedule 4.1.21 sets forth and describes all licence agreements or arrangements entered into by the Vendor under which any person has been granted rights by the Vendor to use Owned I.P., specifies whether the rights granted to such person thereunder are exclusive or non-exclusive and sets forth a summary of the terms and conditions thereof (including geographic and other limitations and restrictions) and the amount of royalty payments, licence fees and other charges payable thereunder. Each licence agreement or arrangement with respect to Owned I.P. is valid and subsisting and in good standing and to the Vendor's knowledge there is no default thereunder.

          (g) Schedule 4.1.21 specifies, for each item of Licenced I.P., the registration or application number, country, filing and expiration dates (if any), classes and, for any unregistered Licenced I.P. not under application for registration, the products and/or services with respect to which and the countries in which such unregistered Licenced I.P. is used and whether the rights granted to the Vendor thereunder are exclusive or non-exclusive and sets forth a summary of the terms and conditions thereof (including geographic and other limitations and restrictions and particulars of any requirement thereunder for the consent, approval, permit or acknowledgement of any person in connection with the assignment to the Purchaser of the right, title and interest of the Vendor as herein contemplated) and the amount of royalty payments, licence fees and other charges payable by, and any other obligations of, the Vendor thereunder. Each licence agreement or arrangement with respect to Licenced I.P. is valid and subsisting and in good standing and to the Vendor's knowledge there is no default thereunder and all Consents and notices required to be obtained or given in connection with the rights granted to the Vendor pursuant to any such license agreement have been properly obtained and/or given.

          (h) The Vendor has the unencumbered rights to Use any Licenced I.P. (whether or not it is embedded or integrated into or combined with any Owned I.P.) pursuant to and in accordance with the terms of the applicable license agreement with the owner of the Licenced I.P.

          (i) No person has provided notice of commencement of, or provided to the Vendor notice of intention to commence, any Legal Proceeding claiming infringement, adverse ownership, invalidity, unpatentability, lack of distinctiveness or conflict with respect to any of the Owned I.P. or the

                                                                             38.

               Licenced I.P. or challenging any Intellectual Property Rights of the Vendor or a Licensor to the Vendor in and to the Owned I.P. or the Licenced I.P. or the right of the Vendor to use the Owned I.P. or the Licenced I.P. in the conduct of the Business.

          (j) To the Vendor's knowledge the conduct of the Business by the Vendor, and the making, using and selling of the Products, does not conflict with, infringe upon or violate, and are not alleged by any person to conflict with, infringe upon or violate, the Intellectual Property Rights of any other person.

          (k) The Vendor has not commenced any Legal Proceeding challenging the Intellectual Property Rights of any other person and, to the knowledge of the Vendor, there is no unauthorized Use, disclosure, infringement or misappropriation by any third person of any of the Vendor's Intellectual Property Rights.

          (l) There are no actions that must be taken within thirty (30) days of the Closing Date that, if not taken, will result in the loss of any Intellectual Property Rights in and to the Owned I.P. and to the knowledge of the Vendor, the Licensed I.P., including the payment of any registration, maintenance or renewal fees or the filing of any responses to any patent and trademark office, actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Intellectual Property Rights in and to the Owned I.P. and to the knowledge of the Vendor, the Licensed I.P.

4.1.22    PRODUCT REGISTRATIONS AND REGULATORY STATUS

          (a) The Vendor is the lawful holder, or exclusive licensee in Canada of the lawful holder, of the Product Registrations.

          (b) All of the Product Registrations are in full force and effect and have been duly and validly issued. There is no Legal Proceeding by any Governmental Authority pending or, to the knowledge of the Vendor, threatened seeking the recall of any of the Products or the revocation or suspension of any of the Product Registrations. The Vendor has made available to the Purchaser complete and correct copies of the Product Registrations, including both hard copies and electronic copies, if any.

          (c) The Vendor has no information suggesting that: (i) the Products that are the subject of a NOC, cannot be marketed pursuant to the applicable NOC; or (ii) the Products not covered by a NOC cannot continue to be marketed in Canada substantially in the manner previously marketed by the Vendor and with the same marketing claims and Marketing Materials that are being or have been used by the Vendor. The Vendor has taken all

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                                                                             39.

               necessary steps to ensure that each Product can continue to be marketed under the applicable NDS or other applicable Product Registration.

          (d) Except as disclosed in Schedule 4.1.22, there are no facts, which are reasonably likely to cause: (i) market withdrawal, recall or suspension of any of the Products; (ii) a change in the marketing classification of any of the Products; (iii) a material change in the labelling of any of the Products; or (iv) a termination or suspension of marketing of any of the Products.

          (e) Except as disclosed in Schedule 4.1.22, the Vendor has not received any communication, nor are there any facts, to the knowledge of the Vendor, which furnish any reasonably likely basis for believing that the reimbursement rate paid by governmental or private third party payers for any of the Products, has, is, or will be reduced such that it would have a material impact on the sale of any of the Products.

          (f) The Vendor has made available to the Purchaser: (i) all adverse drug experience information; (ii) customer complaints; (iii) investigations of complaints; (iv) TPD adverse event reports; and
               (v) reports of trends of adverse events; to the extent relating to the Products and to the extent that any of the foregoing is in the Vendor's possession. The Vendor has made available to the Purchaser all pre-clinical, clinical and validation data and any risk assessments in its possession that have been generated to demonstrate the safety and/or effectiveness of each of the Products. The pre-clinical and clinical studies conducted with respect to each of the Products were conducted in compliance with then-applicable TPD regulations and Product Registrations. The Product Registrations accurately and completely describe the pre-clinical and clinical studies.

          (g) The Vendor (only with respect to the operation of the Business), and the Products (including the labelling thereof) are in compliance in all respects with all Applicable Laws. To the knowledge of the Vendor, there are no facts which furnish any reasonably likely basis for any notice of adverse findings, warning or other regulatory letters or sanctions, or similar notices, or other similar communication, and, since January 1, 2001, there have been no recalls, field notifications (save and except for the "Dear Doctor" letter in respect of [ * ] sent in April, 2003), alerts or seizures requested or threatened relating to any of the Products or the Business. There have been no misstatements or material omissions relating to the Products or the Business in any regulatory submission or other document required to be maintained by Applicable Law and the accuracy of its regulatory submissions has not been contested by any Governmental Authority.

----------
* Material has been omitted and filed separately with the Securities and Exchange Commission.

                                                                             40.

          (h) Neither the Vendor, nor any employee or officer of the Vendor, nor any other person, including any clinical investigator, involved in any services in connection with the Products was debarred or otherwise deemed to be ineligible to provide services in connection with any of the Products at the time such services were provided to the Vendor.

          (i) The Vendor, its Employees, and, to the knowledge of the Vendor, all contract manufacturers, packagers, and other persons involved in the manufacture, processing, testing, promoting or advertising of the Products are in compliance with all applicable TPD regulations with respect to the Products.

          (j) All filings and notices required to be delivered to any Governmental Authority with respect to any of the Products have been made on a timely basis.

          (k) Except as disclosed in Schedule 4.1.22, the Vendor (with respect to the Business) and the Products are in compliance with the FOOD AND DRUG ACT (Canada) and CONTROLLED SUBSTANCE ACT (Canada) and all rules and regulations promulgated thereunder and other similar Canadian national and provincial statutes, rules and regulations, including record keeping, reporting, registration, security, labelling, and quota requirements.

          (l) The Vendor has at all times and currently is in compliance with the reporting and pricing requirements of the PMPRB with respect to the Products. Set forth on Schedule 4.1.22 is a list and description of all reports required to be filed with the PMPRB, including pricing, with respect to the Products. The selling prices for each of the Products are and shall be at and as of the Closing in compliance with all Applicable Laws, including all PMPRB pricing guidelines.

          (m) Except as disclosed in Schedule 4.1.22, the Vendor has carried out at regular intervals the required quality assurance/quality control audits of manufacturing facilities and companies that are service providers and/or suppliers of the Products to the Vendor and has made available to the Purchaser copies of all such quality assurance/quality control reports, complaints and/or correspondence related to such quality assurance/quality control audits.

4.1.23    GENERIC VERSIONS

          As of the Closing Date, except as disclosed in Schedule 4.1.23, the Vendor is not engaged or working, directly or indirectly, on the development, manufacturing or marketing of any generic version of any of the Products, and, except as disclosed in Schedule 4.1.23, is not aware of any other person working, directly or indirectly, on a generic version of any of the Products. The Vendor is not aware of any ANDS filed with the TPD and has not received any Notice of Allegation in connection with any of the Products by any manufacturer of generic

                                                                             41.

drugs. Except as disclosed in Schedule 4.1.23, the Vendor has not received any requests for information that have been filed with Health Canada by a third party pursuant to the Access to Information Act.

4.1.24    DISCLOSURE

          The representations and warranties of the Vendor contained in this Agreement and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement are true and correct and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading to a prospective purchaser of the Purchased Assets. Except for matters disclosed herein, the Vendor has no knowledge of any facts which, if known to the Purchaser, might reasonably be expected to materially diminish the Purchaser's evaluation of the value of the Business or might reasonably be expected to deter the Purchaser from completing the transactions contemplated hereby. The Purchaser acknowledges the recent divestiture by the Vendor of its rights to certain pipeline products to Elan Corporation plc (the "ELAN TRANSACTION") as described in Schedule 4.1.24. The Vendor hereby represents and warrants to the Purchaser that to the best of the Vendor's knowledge the Elan Transaction has had no effect on the Business.

4.2       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser represents and warrants to the Vendor as set out in this
Section 4.2 and acknowledges that the Vendor is relying on such representations and warranties in connection with the transactions contemplated in this Agreement.

4.2.1     INCORPORATION, AUTHORITY AND ENFORCEABILITY

          The Purchaser is a corporation duly incorporated and subsisting under the laws of Canada and has the corporate power and capacity to enter into this Agreement, to purchase the Purchased Assets from the Vendor as herein contemplated and to perform its other obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on behalf of the Purchaser and this Agreement has been duly and validly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

4.2.2     INVESTMENT CANADA ACT

          The Purchaser is a non-Canadian within the meaning of the INVESTMENT CANADA ACT (Canada).

4.2.3     RESIDENCE OF PURCHASER; GST AND QST STATUS

          The Purchaser is not a "non-resident" of Canada within the meaning of the INCOME TAX ACT. The Purchaser is registered for the purposes of:

          (a)  GST Legislation, and its registration number is 888677176-RT; and

                                                                             42.

          (b)  QST Legislation, and its registration number is 1020885943TQ001.

4.3       COMMISSION

          Each Party represents and warrants to the other Party that such other Party will not be liable for any brokerage commission, finder's fee or other similar payment in connection with the transactions contemplated hereby because of any action taken by, or agreement or understanding reached by, that Party.

4.4       NON-WAIVER

          No investigations made by or on behalf of the Purchaser at any time shall waive, diminish the scope of or otherwise affect any representation or warranty made by the Vendor in this Agreement or in any Closing Document.

4.5       SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE VENDOR

          The representations and warranties of the Vendor contained in this Agreement and in any Closing Document and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement or any Closing Document shall survive the Closing and, notwithstanding the Closing or any investigation made by or on behalf of the Purchaser with respect thereto, shall continue in full force and effect for the benefit of the Purchaser provided, however, that no claim in respect thereof shall be valid unless it is made within the following time periods:

          (a)  in the case of a claim in respect of:

               (i) the representations or warranties contained in Sections 4.1.1, 4.1.2, 4.1.3 and 4.1.17; and/or

               (ii) any representation and warranty based on fraud, including a claim in respect of a misrepresentation made or fraud committed in filing a Tax Return or supplying information for the purposes of any applicable Tax Legislation;

               there shall be no time limit within which such a claim may be made;

          (b) in the case of a claim in respect of a representation or warranty relating to a Tax matter, other than a claim in respect of a misrepresentation made or fraud committed in filing a Tax Return or supplying information for the purposes of any applicable Tax Legislation, within a period commencing on the Closing Date and ending on the date on which the last applicable limitation period under any applicable Tax Legislation expires with respect to any taxation year which is relevant in determining any liability under this Agreement with respect to Tax matters;

                                                                             43.

          (c) in the case of a claim in respect of the representations or warranties contained in Sections 4.1.21, 4.1.23 and 4.1.24 within a period of [ * ] from the Closing Date;

          (d) in the case of a claim in respect of any other representation or warranty within a period of [ * ] from the Closing Date;

and any such claim as aforesaid shall be made in accordance with the provisions set forth in Article 7 and, upon the expiry of the relevant limitation period referred to in clauses (a), (b) and (c) of this Section 4.5, the Vendor shall have no further liability to the Purchaser with respect to the representations or warranties referred to in such clauses, respectively, except in respect of claims which have theretofore been made in accordance with the provisions set forth above.

4.6       SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The representations and warranties of the Purchaser contained in this Agreement and in any Closing Document and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement or any Closing Document shall survive the Closing and, notwithstanding the Closing or any investigation made by or on behalf of the Vendor with respect thereto, shall continue in full force and effect for the benefit of the Vendor provided, however, that no claim in respect thereof shall be valid unless it is made within the following time periods:

          (a) in the case of a claim in respect of the representations and warranties set forth in Section 4.2.1, there shall be no time limit within which such a claim may be made; and

          (b) in the case of a claim in respect of any other representation and warranty, within a period of [ * ] from the Closing Date;

and any such claim shall be made in accordance with the provisions set forth in
Article 7 and, upon the expiry of the relevant limitation period, the Purchaser shall have no further liability to the Vendor with respect to any of such representations or warranties, except with respect to claims which have been properly made in accordance with the provisions set forth above.

                                    ARTICLE 5
                         OTHER COVENANTS OF THE PARTIES

5.1       COVENANTS OF THE VENDOR

          The Vendor hereby covenants and agrees with the Purchaser as set out in this Section 5.1.

----------
* Material has been omitted and filed separately with the Securities and Exchange Commission.

                                                                             44.

5.1.1     CUSTOMERS

          Commencing forthwith after the date hereof, the Vendor shall use commercially reasonable efforts to collect receivables from third parties prior to the Closing Date, which efforts shall not interfere with the Purchaser's relationship with such third parties from and after the Closing Date.

5.1.2     REFUNDS AND RETURNS

          For a period of four (4) years from the Closing Date, to the extent that:

          (a) any customer returns any Product to the Vendor or to the Purchaser for a refund, credit or rebate in accordance with industry practice; and

          (b) the applicable lot for such Product has been sold in its entirety by the Vendor prior to the Closing Date;

the Purchaser shall deal with the Product in accordance with its standard operating procedures, at the Vendor's cost, and the Vendor shall deal with such return and pay to such customer any refund, credit or rebate in accordance with industry practice.

With respect to partial lots of any Products sold by the Vendor prior to the Closing Date, the Parties hereby agree to deal with customer returns, credits and rebates for such Products as follows:

               (i) if at the Closing Date less than fifty percent (50%) of a lot of any Product was on hand at the Vendor (as determined by the inventory count contemplated in Section 3.2.1), all returns, credits and rebates arising from such lot will be for the account of the Vendor, and the Purchaser shall deal with the Product in accordance with its standard operating procedures, at the Vendor's cost, and the Vendor shall deal with such return and pay to the applicable customer any refund, credit or rebate in accordance with industry practice; and

               (ii) if at the Closing Date more than fifty percent (50%) of a lot was on hand at the Vendor (as determined by the inventory count contemplated in Section 3.2.1), all returns, credits and rebates arising from such lot will be for the account of the Purchaser and the Purchaser shall deal with such returns and pay to the applicable customer any refund, credit or rebate in accordance with industry practice.

          Within thirty (30) days of the end of every calendar quarter following the Closing Date, the Parties shall exchange any and all relevant information to enable them to reconcile and account for the payment of any refunds, credits or rebates to customers. The Parties further agree that if either Party has paid any refund, credit or rebate to a customer on behalf of the other

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                                                                             45.

Party, such other Party shall reimburse any such refund, credit or rebate within ten (10) days after the date that the foregoing information is exchanged.

5.1.3     RETAIL SALES TAX CERTIFICATE

          The Vendor shall deliver to the Purchaser a certificate issued by the Minister of Finance (Ontario) pursuant to Section 6(1) of the ONTARIO RETAIL SALES TAX ACT.

5.1.4     BOOKS AND RECORDS AND MARKETING MATERIALS

          Upon Closing the Vendor shall deliver to the Purchaser at the Purchaser's offices in Laval, Quebec, the Books and Records and any and all Marketing Materials.

5.1.5     OPTION FOR LEVULAN

          The Purchaser shall have an option for a period of [ * ] from the Closing Date to acquire from the Vendor all of the Vendor's right, title and interest in and to Levulan in consideration of a one-time payment of [ * ], which will include all of the Vendor's inventory of Levulan. The agreement of the parties evidencing such purchase shall contain representations, warranties, covenants and indemnifications and non-competition covenants with respect to Levulan that are substantially similar to those contained in this Agreement. In addition to the foregoing, except for an offer by [ * ], in the event that the Vendor, within twelve (12) months of the Closing Date, either:

          (a) receives an offer from any third party to use, promote, market, sell and/or distribute Levulan; or

          (b) the Vendor decides to sublicence its rights to use, promote, market, sell and/or distribute Levulan; or

          (c) the licensor of Levulan wants to terminate the Vendor's license agreement and rights to Levulan (the "LEVULAN LICENSE AGREEMENT"), whether for breach or otherwise and has notified the Vendor thereof;

then the Vendor shall forthwith give to the Purchaser notice in writing of the occurrence of any of the above, together with a copy of any offer or notice, as applicable, setting out fully the details of such offer and/or notice. The Purchaser shall be entitled to a right of first refusal to meet the terms of such offer or cure any breach of the Levulan License Agreement, as applicable, and receive an assignment of the Levulan Licence Agreement. The Purchaser shall have a period of not less than thirty (30) days after the date of receipt of such notice from the Vendor to exercise its rights of first refusal as described herein. The Purchaser shall have the option to purchase at the Vendor's book value any inventory of the Levulan product, free and clear of all liens, encumbrances and security interests. If the Purchaser provides notice to the Vendor within the thirty (30) day period, that the Purchaser wishes to exercise its right of first refusal, the parties shall enter into good faith negotiations to affect the transfer of the Vendor's rights to the Levulan product to the Purchaser on terms and conditions satisfactory to the Purchaser and the

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* Material has been omitted and filed separately with the Securities and
  Exchange Commission.

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                                                                             46.

Vendor, both parties acting reasonably. In the event that the parties are unable to reach a satisfactory agreement regarding such transfer within six (6) months from the date of the notice by the Purchaser to the Vendor of its desire to exercise its right of first refusal, the Vendor shall be permitted to proceed with such sublicensing and/or assignment of the Levulan Licence Agreement to any third party.

5.1.6     VENDOR'S PRODUCT LIABILITY INSURANCE

          Subject to the ability to obtain insurance in respect of each of the Products, the Vendor hereby agrees that the Vendor will have and maintain in force such product liability insurance coverage which will include appropriate product liability coverage related to each of the Products. Such product liability insurance coverage will be non-contributory and primary with respect to any other insurance or self insurance which may be maintained by the Purchaser. The Vendor shall cause its insurers to issue certificates of insurance evidencing that the coverage required under this Agreement are maintained in force and no less than thirty (30) days' written notice shall be given to the Purchaser prior to any cancellation, expiration or non-renewal of the policies and the Purchaser shall have the right to receive an assignment of any such policies. The Vendor shall provide copies of such certificates of insurance to the Purchaser within five (5) Business Days of the Closing Date. The commercial insurers selected by the Vendor shall have an AM Best rating of B+ or better, or if such ratings are no longer available, a comparable rating from a recognized insurance rating agency.

5.1.7     ACCRUED ROYALTY PAYMENTS

          The Vendor hereby agrees to pay to the Purchaser within thirty (30) days of Closing the aggregate of all royalties owing but not paid in respect of each of the Products for the period up to and including the Closing Date. In connection with such payment, the Vendor shall provide a report setting forth all of the information necessary for the calculation of the royalty payment due in respect of each of the Products for the applicable period and the amount of the royalty payment due in respect of each of the Products, each in sufficient detail to permit the Purchaser to determine whether the calculation of the royalty payment due in respect of each Product is accurate. The Vendor shall cause its representatives and employees to be reasonably available to the Purchaser to discuss any questions or comments of the Purchaser concerning such report.

5.1.8     PROOF OF PAYMENT

          The Vendor hereby agrees to provide the Purchaser at the Closing Date with written documentation from Eli Lilly Canada Inc. that confirms the Vendor's payment of [ * ] to Eli Lilly Canada Inc. on June 30, 2003 in respect of the
Eli Lilly Agreement.

5.1.9     SHORTAGE OF HECTOROL(TM)

          In the event that the Purchaser is unable to sell the Inventory of Hectorol as a result of a delay caused by the time required to obtain the regulatory approval of the manufacturing changes related to Hectorol(TM), the Vendor agrees to pay to the Purchaser the book

----------
* Material has been omitted and filed separately with the Securities and Exchange Commission.

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                                                                             47.

value at Closing of the unsold inventory of Hectorol(TM) ("UNSOLD INVENTORY") within thirty (30) days of the Purchaser's written request, which request shall be submitted with information sufficient to permit the Vendor to determine the accuracy of the book value at Closing of the Unsold Inventory and the quantity of the Unsold Inventory. The Purchaser shall cause its representatives and employees to be reasonably available to the Vendor to discuss any questions or comments of the Vendor concerning the book value of the Unsold Inventory and the quantity of the Unsold Inventory.

5.2       COVENANTS OF THE PURCHASER

5.2.1     COVENANT TO PROMOTE PRODUCTS

          The Purchaser shall at all times use Commercially Reasonable Efforts to promote, detail and sell the Royalty Products in Canada (other than Diastat(R)); provided, however in the event that the Purchaser is no longer able to fulfil its obligations under Section 5.2.1 on a Commercially Reasonable Efforts basis, on a Royalty Product-by-Royalty Product basis (each, a "NON-FULFILLMENT EVENT"), the Purchaser shall use Commercially Reasonable Efforts within [ * ] of the Non-fulfillment Event to either: (a) sublicense the applicable Royalty Product to a third party with the Vendor's prior written consent, such consent not to be unreasonably withheld or delayed; or (b) assign its rights to the applicable Royalty Product to a third party, including the applicable Royalty Payment payable to the Vendor pursuant to Section 3.8 hereof. The Purchaser agrees that it will not withdraw the applicable Royalty Product from the market during such [ * ] period, unless (i) compelled by law; or (ii) the Royalty Product has a serious or substantial adverse event or reaction and it would be prudent for an ethical pharmaceutical company under similar circumstances to withdraw the applicable Royalty Product from the market.

5.2.2     COVENANT TO FILE

          The Purchaser agrees to file submissions to seek approval in Canada for Hectorol IV formulation and/or the pre-dialysis indication of Hectorol with TPD on or before the first anniversary of the Closing, provided that the Purchaser has received the proper and appropriate documentation necessary for such submission with TPD, including the applicable and appropriate adjustments for a Canadian submission. The Purchaser will attempt to list any appropriate patents with TPD in conjunction with the aforesaid submissions with TPD.

5.2.3     COMPLIANCE DURING COGS ROYALTY PERIOD

          The Purchaser shall use Commercially Reasonable Efforts at all times during the COGS Royalty Period to comply with all Applicable Laws related to the marketing, selling, advertising, distribution and supply of the Products in Canada.

5.2.4     PURCHASER'S GENERAL LIABILITY INSURANCE

          Subject to the ability to obtain insurance in respect of each of the Products, the Purchaser hereby agrees to maintain in force adequate and customary general liability insurance

----------
* Material has been omitted and filed separately with the Securities and Exchange Commission.

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                                                                             48.

coverage in respect to each of the Products during the term of the applicable license agreement in respect of such Product.

5.2.5     PRODUCT MONOGRAPHS

          The Purchaser agrees that ninety (90) days after the date that the Purchaser receives all necessary and appropriate documentation for the submission to the applicable authorities for the amendment of monographs for pharmaceutical drugs, which documentation is in the form and substance required by the applicable Governmental Authority, the Purchaser shall initiate contact with TPD to address the updating of the monographs for the Products resulting from a difference between the applicable Product monograph approved in the United States and the applicable Product monograph approved in Canada. The Purchaser agrees to use Commercially Reasonable Efforts to obtain on a timely basis all necessary and appropriate documentation for the submission to the applicable Governmental Authority.

5.2.6     SITE CHANGE FOR ALERTEC

          The Purchaser agrees that ninety (90) days after the date that the Purchaser receives all necessary and appropriate documentation for the submission to the applicable authorities for the approval of the change in the manufacturing site from [ * ] for release testing and stability in respect of Alertec, which documentation is in the form and substance required by the applicable Governmental Authority the Purchaser shall initiate contact with TPD to notify and obtain the approval of TPD to the change in the manufacturing site from [ * ] for release testing and stability in respect of Alertec. The Purchaser agrees to use Commercially Reasonable Efforts to obtain on a timely basis all necessary and appropriate documentation for the submission to the applicable Governmental Authority.

5.3       COST SHARING

          The Parties hereby agree that the first [ * ] of costs and expenses paid to third parties which is incurred by the Purchaser in pursuing contact with TPD as described in Sections 5.2.5 and 5.2.6 hereof, shall be born by the Purchaser and thereafter the Parties shall share any and all such additional costs and expenses of the Purchaser paid to third parties as follows:

          (a) two-thirds of all such additional costs and expenses of the Purchaser paid to third parties shall be for the account of the Vendor; and

          (b) one-third of all such additional costs and expenses of the Purchaser paid to third parties shall be for the account of the Purchaser.

          The Purchaser agrees to provide to the Vendor documentation supporting these costs and expenses paid to third parties, including proof of payment, and the Purchaser shall notify the Vendor in writing when the Purchaser has incurred the first [ * ] of costs and expenses paid to third parties. The Vendor agrees to pay to the Purchaser the Vendor's share of such additional costs and expenses of the Purchaser paid to third parties, within five (5) Business Days of receipt of an invoice addressed to the Vendor from the Purchaser, together with the

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* Material has been omitted and filed separately with the Securities and
  Exchange Commission.

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                                                                             49.

documentation supporting these costs and expenses paid to third parties. The Purchaser agrees that after the Purchaser has incurred [ * ] of costs and expenses paid to third parties, the Purchaser shall consult with the Vendor regarding further third party costs to be incurred in pursuing the issue with TPD as described in Sections 5.2.5 and 5.2.6 hereof.

5.4       COOPERATION

          Each Party hereby covenants and agrees with the other Party that the Parties shall cooperate fully in good faith with each other and their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement.

                                    ARTICLE 6
                              CONDITIONS OF CLOSING

6.1       CONDITIONS FOR THE BENEFIT OF THE PURCHASER

          The transactions herein contemplated, including the sale and purchase of the Purchased Assets in accordance with the terms of this Agreement, are subject to the following conditions precedent set out in this Section 6.1, each of which is hereby declared to be for the exclusive benefit of the Purchaser. Each of such conditions is to be satisfied in full at or prior to the Closing Time. The Vendor covenants and agrees to use its reasonable efforts to cause each of such conditions to be fulfilled at or prior to the Closing Time.

6.1.1     LEGAL OPINION

          A legal opinion of McCarthy Tetrault LLP dated the Closing Date and being substantially in the form annexed hereto as Exhibit A shall have been received by the Purchaser at the Closing Time. In rendering such opinion, counsel may rely as to the laws of jurisdictions other than the Province of Ontario upon the opinions of counsel qualified to practise in such jurisdictions satisfactory to the Purchaser.

6.1.2     REGULATORY APPROVALS

          All Regulatory Approvals necessary to allow the Vendor to assign the Licences to the Purchaser (or, if a Licence is not assignable, to allow the Purchaser to obtain a new licence substantially the same as the non-assignable Licence), on the terms which allow the Purchaser, in either case, to enjoy all rights and benefits thereunder and to carry on the Business after the Closing in the same manner as it is currently carried on, shall have been obtained. All such Regulatory Approvals shall be unconditional or on terms satisfactory to the Purchaser, acting reasonably.

6.1.3     NO LEGAL PROCEEDINGS

          No Order shall have been made and no Legal Proceeding shall have been commenced or shall be pending or threatened against the Vendor or the Purchaser which adversely affects or would adversely affect the title of the Vendor to the Purchased Assets or

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* Material has been omitted and filed separately with the Securities and
  Exchange Commission.

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                                                                             50.

which enjoins, restricts or prohibits, or which asserts a claim or seeks a remedy that would have the effect of enjoining, restricting or prohibiting the completion of the transactions herein contemplated, or which, in the result, could prohibit or materially restrict the Purchaser from carrying on the Business in the ordinary course after Closing.

6.1.4     SATISFACTORY REPORTS AND OPINIONS ON INVESTIGATIONS

          At or prior to the Time of Closing, the Purchaser shall have been furnished with reports and opinions satisfactory to it as to the results of the investigations conducted by the Purchaser's Representatives as contemplated by this Agreement including, without limitation, Section 4.1.2.

6.1.5     CLOSING DOCUMENTS

          The Purchaser shall have received such other opinions, agreements, certificates, affidavits, statutory declarations, instruments of transfer and other documentation reasonably required by the Purchaser to implement the transactions herein contemplated, all of which shall be satisfactory in form and substance to counsel for the Purchaser, acting reasonably.

6.1.6     EMPLOYEES

          Prior to the Closing Date, the Vendor shall provide the Purchaser with
Schedule 4.1.12 following which the Purchaser shall make written offers of employment conditional upon the closing of the transactions contemplated herein for some of the Employees whom it shall choose at its sole discretion. Employees who accept the Purchaser's offer of employment shall be required to execute employment agreements satisfactory in form and substance to the Purchaser and shall become "Offered Employees".

          The Purchaser shall be liable for all employment-related obligations relating to the Offered Employees immediately following the Closing Date and the Purchaser hereby agrees to recognize each Offered Employee's years of service with the Vendor for all purposes in the event that such Offered Employee's employment is not terminated by the Purchaser for any reason within [ * ] of the Closing Date. Notwithstanding the foregoing, should the Purchaser terminate the employment of an Offered Employee for any reason within [ * ] of the Closing Date, the Vendor shall pay the Purchaser any and all severance costs owing to the Offered Employee, within fifteen (15) days of the Purchaser's written request. Other than as specified above, the Vendor shall be liable and shall indemnify the Purchaser for all employment-related obligations without limitation incurred with respect to the Employees and for all employment-related obligations including wages, vacation pay, bonus, incentive compensation, and benefits claims, incurred with respect to the Offered Employees on or before to the Closing Date.

6.1.7     NON-COMPETITION AGREEMENT

          The Non-Competition Agreement shall have been entered into by the Vendor with the Purchaser.

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                                                                             51.

6.1.8     TRANSITION SERVICES AGREEMENT

          The Transition Services Agreement shall have been entered into by the Vendor with the Purchaser.

6.1.9     ESCROW AGREEMENT

          The Escrow Agreement shall have been entered into by the Vendor with the Purchaser and the Escrow Agent.

6.1.10    CONSENTS

          All Consents necessary to allow the Vendor to assign the Contracts to the Purchaser have been obtained.

6.1.11    BOARD OF DIRECTORS APPROVAL

          The Board of Directors and/or the Executive Committee of the Purchaser shall have validly passed and taken all other necessary corporate action to authorize the purchase of the Purchased Assets and the entering into of the Agreement.

6.2       CONDITIONS FOR THE BENEFIT OF THE VENDOR

          The transactions herein contemplated, including the sale and purchase of the Purchased Assets in accordance with the terms of this Agreement, are subject to the conditions precedent set out in this Section 6.2, each of which is hereby declared to be for the exclusive benefit of the Vendor. Each of such conditions is to be satisfied in full at or prior to the Closing Time. The Purchaser covenants and agrees to use its reasonable efforts to cause each of such conditions to be fulfilled prior to the Closing Time.

6.2.1     LEGAL OPINION

          A legal opinion of Fraser Milner Casgrain LLP, dated the Closing Date and being substantially in the form annexed hereto as Exhibit B shall have been received by the Vendor at the Closing Time. In rendering such opinion, counsel may rely as to the laws of jurisdictions other than the Province of Ontario upon the opinions of counsel qualified to practise in such jurisdictions satisfactory to the Vendor.

6.2.2     BOARD OF DIRECTORS APPROVAL

          The Board of Directors of the Vendor shall have validly passed and taken all other necessary corporate action to authorize the sale of the Purchased Assets and the entering into of the Agreement.

6.2.3     ESCROW AGREEMENT

          The Escrow Agreement shall have been entered into by the Purchaser with the Vendor and the Escrow Agent.

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                                                                             52.


6.3       WAIVER

          Either Party may waive, by notice to the other Party, any condition set forth in this Article 6 which is for its benefit. No waiver by a Party of any condition, in whole or in part, shall operate as a waiver of any other condition.

6.4       FAILURE TO SATISFY CONDITIONS

          If any condition set forth in Sections 6.1 or 6.2 is not satisfied at the Closing Time, or if it becomes apparent that any such condition can not be satisfied at the Closing Time, the Party entitled to the benefit of such condition (the "FIRST PARTY") may terminate this Agreement by notice in writing to the other Party and in such event:

          (a) unless the other Party can show that the condition or conditions which have not been satisfied and for which the First Party has terminated this Agreement are reasonably capable of being performed or caused to be performed by the First Party or have not been satisfied by reason of a default by the First Party hereunder, the First Party shall be released from all obligations hereunder; and

          (b) unless the First Party can show that the condition or conditions which have not been satisfied and for which the First Party has terminated this Agreement are reasonably capable of being performed or caused to be performed by the other Party or have not been satisfied by reason of a default by the other Party hereunder, then the other Party shall also be released from all obligations hereunder;

provided however that no release of obligations under this Section 6.4 shall release either Party from any obligation under Section 4.3, Section 8.1, Section
8.3 or Section 8.6.

                                    ARTICLE 7
                                 INDEMNIFICATION

7.1       INDEMNIFICATION BY VENDOR

7.1.1     GENERAL INDEMNITY

          The Vendor shall indemnify, defend and save harmless the Purchaser and each of its Representatives from and against any and all Loss suffered or incurred by them, as a direct or indirect result of, or arising in connection with or related in any manner whatever to:

          (a) subject to Section 4.5 and the limitations set forth in Section 7.12(a), any misrepresentation or breach of warranty made or given by the Vendor in this Agreement, in any Closing Document or in any other document delivered pursuant to this Agreement or any Closing Document;

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                                                                             53.

          (b) any failure by the Vendor to observe or perform any covenant or obligation contained in this Agreement, any Closing Document or in any document delivered pursuant to this Agreement or any Closing Document;

and, without limiting the generality of the provisions of Sections 7.1.1(a) and
(b), the indemnity provided for in this Section 7.1.1 shall also extend to:

          (c) any Claim against the Purchaser instituted prior to or after the Closing Time and whether or not disclosed on Schedule 4.1.17 which is based on an act or omission of the Vendor prior to the Closing Time;

          (d) any Claim in respect of liability for [ * ] against the Purchaser instituted after the Closing Time in respect of [ * ] that was supplied to any patient whose treatment with [ * ] commenced prior to the Closing Time, whether or not the basis of the Claim is identified or diagnosed after the Closing Time;

          (e) any Claim against the Purchaser instituted after the Closing Time in respect of any one of the Products (excluding any Claims that are indemnified pursuant to Section 7.1.1(d)), which indemnification shall be in accordance with Sections 7.1.3 and 7.1.4;

          (f) any Claim against the Purchaser instituted prior to or after the Closing time and whether or not disclosed on Schedule 4.1.17, in connection with Section 4.1.21;

          (g) any Taxes required to be paid by the Vendor relating to any period ending on or before the Closing Date. For greater certainty, this would include any non-compliance by the Vendor with any Tax Legislation, including without limitation the EXCISE TAX ACT (Canada), ONTARIO RETAIL SALES TAX ACT and the QST Legislation, as amended from time to time;

          (h) any Claim against the Purchaser in respect of the indemnification obligations under Section 6.1.6;

          (i) any Claim against the Purchaser instituted prior to or after the Closing Time and whether or not disclosed in Schedule 4.1.17 which is related to the sale of any of the Products prior to Closing at prices in excess of the prices approved by PMPRB, either before or after the determination of such pricing by PMPRB;

          (j) any facts giving rise to a Claim against the Purchaser instituted after the Closing Time and, whether or not any such facts are disclosed in Schedule 4.1.22, which is related to the Vendor not having carried out prior to Closing, in relation to the Inventories and all Products sold by the Vendor prior to Closing:

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                                                                             54.

               (i) at regular intervals, the required quality assurance and/or quality control audits of manufacturing facilities and companies that are service providers and/or suppliers of the Products to the Vendor; or

               (ii) the required confirmatory release testing of each of the Products;

          (k) subject to the Purchaser's compliance with its obligations pursuant to Section 5.2.2, any Claim against or Loss suffered by the Purchaser in respect of the Vendor's failure to list the patent for [ * ] in its application to TPD;

          (l) subject to the Purchaser's compliance with its obligations pursuant to Section 5.2.5, any Claim against or Loss suffered by the Purchaser that arises from the monographs for any of the Products that have not been updated by the Vendor, to the extent that the Claim or Loss arises out of a failure to warn in the applicable Product monograph of a material medical safety issue, resulting from a difference between the applicable Product monograph approved in the United States and the applicable Product monograph approved in Canada; and

          (m) subject to the Purchaser's compliance with its obligations pursuant to Section 5.2.6, any Claim against or Loss suffered by the Purchaser that arises from the Vendor's failure to notify TPD of the site change from [ * ] for release testing and stability in respect of Alertec(R).

For greater certainty, claims for indemnification pursuant to Section 7.1.1(c) to Section 7.1.1(k) shall not be subject to any time limit. Claims for indemnification pursuant to Section 7.1.1(l) and Section 7.1.1(m) must be asserted by the Purchaser on or before the second anniversary of the Closing Date.

For greater certainty, the Parties hereby agree that the indemnification in
Section 7.1.1(l) shall not in any way be interpreted to limit or reduce the indemnification in Sections 7.1.1(d) and/or 7.1.1(e).

7.1.2     BULK SALES INDEMNITY

          The Parties hereto believe that, assuming compliance with this Agreement by both the Vendor and the Purchaser, it is both unnecessary for the protection of the Vendor's creditors and impracticable to comply with the Bulk Sales Legislation of the various jurisdictions in which the Purchased Assets are located. Accordingly, in the event that any creditor of the Vendor should make any claim against either the Purchaser or the Purchased Assets which is wholly or partially based on the premise that the sale of the Purchased Assets did not conform in any particular to the requirements of the Bulk Sales Legislation of any jurisdiction in which the Purchased Assets are situated, the Vendor agrees to indemnity and save the Purchaser harmless in principal, interest and costs, including reasonable legal fees, against and from any such claim, whether or not the claim is ultimately proved to be well founded. The Vendor hereby agrees that

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                                                                             55.

the limitations in Section 7.12 of this Agreement shall not apply to a Claim under this Section 7.1.2.

7.1.3     ALLOCATION OF LIABILITY FOR INDIVIDUAL CLAIMS

          The Parties hereby agree that the Loss in respect of any Claim pursuant to Section 7.1.1(e) which is determined for a specific individual ("INDIVIDUAL DAMAGES AWARD") shall be apportioned between the Parties as follows:

          (a) the proportion of the Individual Damages Award for which the Purchaser shall be liable to pay to the third party claimant shall be calculated as follows:

               (i) the numerator shall equal the period of time commencing on the [ * ] and ending on the date on which the third party claimant ceases to use the applicable Product; and

               (ii) the denominator shall be the period of time commencing on the date on which the third party claimant [ * ] and ending on the date on which the third party claimant [ * ] the applicable Product;

               (iii) the numerator (as defined above in Section 7.1.3(a)(i)) divided by the denominator (as defined above in Section 7.1.3(a)(ii)) shall be the "PURCHASER'S PERCENTAGE"; and

               (iv) the Purchaser's Percentage multiplied by the Individual Damages Award shall represent the proportion of the Individual Damages Award for which the Purchaser shall be liable to pay to the applicable third party claimant; and

          (b) the proportion of the Individual Damages Award for which the Vendor shall be liable to pay to the third party claimant shall be calculated as follows:

               (i) the numerator shall equal the period of time commencing on the date on which the third party claimant [ * ] the applicable Product and ending on the [ * ]; and

               (ii) the denominator shall be the period of time commencing on the date on which the third party claimant [ * ] the applicable Product and ending on the date on which the third party claimant [ * ] the applicable Product;

               (iii) the numerator (as defined above in Section 7.1.3(b)(i)) divided by the denominator (as defined above in Section 7.1.3(b)(ii)) shall be the "VENDOR'S PERCENTAGE".

----------
* Material has been omitted and filed separately with the Securities and Exchange Commission.

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                                                                             56.

               (iv) the Vendor's Percentage multiplied by the Individual Damages Award shall represent the proportion of the Individual Damages Award for which the Vendor shall be liable to pay to third parties.

The Parties hereby agree that:

          (a) if the third party claimant [ * ] the applicable Product on or before the [ * ], then the Vendor shall be solely liable for paying the Individual Damages Award; and

          (b) if the third party claimant [ * ] the applicable Product after the [ * ], then the Purchaser shall be solely liable for paying the Individual Damages Award.

7.1.4     ALLOCATION OF LIABILITY FOR CLASS ACTION CLAIMS

          In the event that any Claim pursuant to Section 7.1.1(e) is not determined in a manner that permits allocation of liability to a specific individual claimant pursuant to the provisions in Section 7.1.3 as a result of a class action claim wherein the determination of individual claimant damages is not determined by a court of competent jurisdiction ("CLASS ACTION DAMAGES AWARD"), then the Parties hereby agree that the Loss in respect of any Claim pursuant to Section 7.1.1(e) Class Action Damages Award shall be apportioned between the Parties as follows:

          (a) the proportion of the Class Action Damages Award for which the Purchaser shall be liable to pay shall be calculated as follows:

               (i) the numerator shall equal the period of time commencing on the [ * ] and ending on the date on which a [ * ] in respect of the applicable Product which claim ultimately proceeds by class action; and

               (ii) the denominator shall be the period of time commencing on the date on which the Vendor [ * ] Product and ending on the date on which a [ * ] in respect of the applicable Product which claim ultimately proceeds by class action;

               (iii) the numerator (as defined above in Section 7.1.4(a)(i)) divided by the denominator (as defined above in Section 7.1.4(a)(ii)) shall be the "PURCHASER'S PERCENTAGE"; and

               (iv) the Purchaser's Percentage multiplied by the Class Action Damages Award shall represent the proportion of the Class Action Damages Award for which the Purchaser shall be liable to pay to third parties; and

----------
* Material has been omitted and filed separately with the Securities and Exchange Commission.

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                                                                             57.

          (b) the proportion of the Class Action Damages Award for which the Vendor shall be liable to pay shall be calculated as follows:

               (i) the numerator shall equal the period of time commencing on the date on which the [ * ] until the [ * ];

               (ii) the denominator shall be the period of time commencing on the date on which the [ * ] and ending on the date on which a [ * ] in respect of the applicable Product which claim ultimately proceeds by class action;

               (iii) the numerator (as defined above in Section 7.1.4(b)(i)) divided by the denominator (as defined above in Section 7.1.4(b)(ii)) shall be the "VENDOR'S PERCENTAGE"; and

               (iv) the Vendor's Percentage multiplied by the Class Action Damages Award shall represent the proportion of the Class Action Damages Award for which the Vendor shall be liable to pay to third parties.

          The Parties hereby agree that this allocation of liability in respect of claims pursuant to Section 7.1.1(d) and (e) is intended to be the full and complete allocation of liability in respect of such claims as between the Vendor and the Purchaser, including any direct liability as between the Parties and liability to any third parties.

7.2       INDEMNIFICATION BY THE PURCHASER

          The Purchaser shall indemnify, defend and save harmless the Vendor and each of the Vendor's Representatives from and against any and all Loss suffered or incurred by them, as a direct or indirect result of, or arising in connection with or related in any manner whatsoever to:

          (a) subject to Section 4.6 and the limitations set forth in Section 7.12(b), any misrepresentation or breach of any warranty made or given by the Purchaser in this Agreement, in any Closing Document or in any document delivered pursuant to this Agreement or any Closing Document; or

          (b) any failure by the Purchaser to observe or perform any covenant or obligation contained in this Agreement, in any Closing Document or in any document delivered pursuant to this Agreement or any Closing Document.

7.3       AGENCY FOR REPRESENTATIVES

          Each Party agrees that it accepts each indemnity in favour of any of its Representatives as agent and trustee of that Representative. Each Party agrees that the other

----------
* Material has been omitted and filed separately with the Securities and Exchange Commission.

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                                                                             58.

Party may enforce an indemnity in favour of any of that Party's Representatives on behalf of that Representative.

7.4       NOTICE OF THIRD PARTY CLAIMS

          If an Indemnitee receives notice of the commencement or assertion of any Third Party Claim, the Indemnitee shall give the Indemnitor reasonably prompt notice thereof, but in any event no later than thirty (30) days after receipt of such notice of such Third Party Claim. Such notice to the Indemnitor shall describe the Third Party Claim in reasonable detail and shall indicate, if reasonably practicable, the estimated amount of the Loss that has been or may be sustained by the Indemnitee.

7.5       DEFENCE AND/OR SETTLEMENT OF THIRD PARTY CLAIMS

          The Indemnitor may participate in or assume the defence of any Third Party Claim by giving notice to that effect to the Indemnitee not later than thirty (30) days after receiving notice of that Third Party Claim (the "NOTICE PERIOD"). The Indemnitor's right to do so shall be subject to the rights of any insurer or other party who has potential liability in respect of that Third Party Claim. The Indemnitor shall pay all of its own expenses of participating in or assuming such defence. The Indemnitee shall co-operate in good faith in the defence of each Third Party Claim, even if the defence has been assumed by the Indemnitor and may participate in such defence assisted by counsel of its own choice at its own expense. If the Indemnitee has not received notice within the Notice Period that the Indemnitor has elected to assume the defence of such Third Party Claim, the Indemnitee may, at its option, elect to settle or compromise the Third Party Claim or assume such defence, assisted by counsel of its own choosing and the Indemnitor shall be liable for all reasonable costs and expenses paid or incurred in connection therewith and any Loss suffered or incurred by the Indemnitee with respect to such Third Party Claim. If the Indemnitor elects to assume the defence, settlement or compromise of a Third Party Claim under this Section 7.5: (x) the Indemnitor shall not have the right thereafter to contest its liability for such claim; (y) the Indemnitee shall, if the Indemnitee elects to participate in a Third Party Claim with counsel of its own choosing, be responsible for any of the legal expenses and costs of the Indemnitee's own counsel incurred by the Indemnitee in connection with the defence of such Third Party Claim; and (z) the Indemnitor may only settle or compromise the Third Party Claim provided such settlement or compromise does not adversely affect the Indemnitee, and the Indemnitor notifies the Indemnitee of all of the terms of such settlement or compromise.

7.6       ASSISTANCE FOR THIRD PARTY CLAIMS

          The Indemnitor and the Indemnitee will use all reasonable efforts to make available to the Party which is undertaking and controlling the defence of any Third Party Claim (the "DEFENDING PARTY"):

          (a) those employees and other persons whose assistance, testimony or presence is necessary to assist the Defending Party in evaluating and in defending any Third Party Claim; and

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                                                                             59.

          (b) all documents, records and other materials in the possession of such Party reasonably required by the Defending Party for its use in defending any Third Party Claim;

and shall otherwise cooperate with the Defending Party. The Indemnitor shall be responsible for all reasonable expenses associated with making such documents, records and materials available and for all reasonable expenses of any employees or other persons made available by the Indemnitee to the Indemnitor hereunder.

7.7       DIRECT CLAIMS

          Any Direct Claim shall be asserted by giving the Indemnitor reasonably prompt written notice thereof. The Indemnitor shall then have a period of thirty
(30) days within which to respond in writing to such Direct Claim. If the Indemnitor does not so respond within such 30 day period, the Indemnitor shall be deemed to have rejected such Claim, and in such event the Indemnitee shall be free to pursue such remedies as may be available to the Indemnitee.

7.8       FAILURE TO GIVE TIMELY NOTICE

          A failure to give timely notice as provided in this Article 7 shall not affect the rights or obligations of any Party except and only to the extent that, as a result of such failure, any Party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure.

7.9       REDUCTIONS AND SUBROGATION

          If the amount of any Loss at any time subsequent to the making of an Indemnity Payment in respect of that Loss is reduced by any recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other person, the amount of such reduction (less any costs, expenses (including Taxes) or premiums incurred in connection therewith), shall promptly be repaid by the Indemnitee to the Indemnitor. Upon making a full Indemnity Payment, the Indemnitor shall, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnitee against any third party that is not an Affiliate of the Indemnitee in respect of the Loss to which the Indemnity Payment relates. Until the Indemnitee recovers full payment of its Loss, any and all claims of the Indemnitor against any such third party on account of such Indemnity Payment shall be postponed and subordinated in right of payment to the Indemnitee's rights against such third party. Without limiting the generality or effect of any other provision hereof, the Indemnitee and Indemnitor shall duly execute upon request all instruments reasonably necessary to evidence and perfect such postponement and subordination.

7.10      TAX EFFECT

          If any Indemnity Payment received by an Indemnitee would constitute taxable income to such Indemnitee, the Indemnitor shall pay to the Indemnitee at the same time and on the same terms, as to interest and otherwise, as the Indemnity Payment and additional amount

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                                                                             60.

sufficient to place the Indemnitee in the same after-Tax position as it would have been if the Indemnity Payment had been received tax-free.

7.11      PAYMENT AND INTEREST

          All Losses shall bear interest at a rate per annum equal to the Prime Rate, calculated and payable monthly, both before and after judgment, with interest on overdue interest at the same rate, from the date that the Indemnitee disbursed funds, suffered damages or losses or incurred a loss, liability or expense in respect of a Loss, to the date of payment by the Indemnitor to the Indemnitee.

7.12      LIMITATION

          (a) No claims may be asserted by the Purchaser or the Purchaser's Representatives under Section 7.1 unless and until the aggregate of the Losses of the Purchaser and its Representatives collectively, in respect of such Claims exceeds [ * ] in the aggregate, in which event the amount of all such Loss including such [ * ] amount may be asserted. Such limitation shall have no application to any Claim by the Purchaser against the Vendor relating to any misrepresentation or breach of warranty made or given by the Vendor in this Agreement.

          (b) No Claim may be asserted by the Vendor or the Vendor's Representatives under Section 7.2 unless and until the aggregate of the Losses of the Vendor and its Representatives collectively, in respect of such Claims exceeds [ * ] in the aggregate, in which event the amount of all such Loss including such [ * ] amount may be recovered by the Vendor.

7.13      ADDITIONAL RULES AND PROCEDURES

          (a) If any Third Party Claim is of a nature such that the Indemnitee is required by Applicable Law to make a payment to any person (a "THIRD PARTY") with respect to such Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnitee may make such payment and the Indemnitor shall, forthwith after demand by the Indemnitee, reimburse the Indemnitee for any such payment. If the amount of any liability under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Indemnitor to the Indemnitee, the Indemnitee shall, forthwith after receipt of the difference from the Third Party, pay such difference to the Indemnitor.

          (b) The Indemnitee and the Indemnitor shall co-operate fully with each other with respect to Third Party Claims, shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available) and shall each designate

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* Material has been omitted and filed separately with the Securities and
  Exchange Commission.

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                                                                             61.

               a senior officer who will keep himself informed about and be prepared to discuss the Third Party Claim with his counterpart and with counsel at all reasonable times.

          (c) For greater certainty, in respect of any limitation period for a Claim, if applicable, the Indemnitor agrees that so long as it receives notice of a Claim within the applicable limitation period, if applicable, such Claim shall be validly made upon receipt of such written notice by the Indemnitor, regardless of the time required to respond or to settle the Claim.

          (d) In respect of any Third Party Claim for which the Vendor may be liable, the Purchaser agrees to assert its legitimate contractual claims for indemnification against the applicable licensor(s) in respect of such Third Party Claim, if any.

7.14      LIABILITY FOR CONDUCT OF THE PARTIES

          Except with respect to Section 7.1.1(d), the Purchaser hereby agrees that to the extent that any liability is caused by the Purchaser's gross negligence, recklessness or wilful misconduct, the Vendor shall have no liability for the Purchaser's gross negligence, recklessness or wilful misconduct. The Vendor hereby agrees that to the extent that any liability is caused by the Vendor's gross negligence, recklessness or wilful misconduct, the Purchaser shall have no liability for the Vendor's gross negligence, recklessness or wilful misconduct.

7.15      LIMITATION OF LIABILITY

          The Parties hereby agree that neither Party shall be subject to a maximum dollar amount as a limitation of liability for any Claims or indemnification arising under or relating to this Agreement.

                                    ARTICLE 8
                                  MISCELLANEOUS

8.1       CONFIDENTIALITY

          Vendor shall not, without the prior written consent of the Purchaser, disclose to any person any Confidential Information (as defined below), except to the employees or representatives of the Vendor who need to know such information for any reason contemplated by this Agreement (and then only to the extent that such persons are under an obligation to maintain the confidentiality of the Confidential Information), or use any Confidential Information for any reason other than contemplated by this Agreement unless the Vendor has (i) consulted with the Purchaser and obtained the Purchaser's prior written consent, and (ii) been advised by counsel that disclosure is required to be made under Applicable Law or the requirements of a national securities exchange or another similar regulatory body. In the event that the Vendor is requested or required by subpoena, civil investigative demand, interrogatories, requests for information, or other similar process to disclose any Confidential Information, the Vendor shall provide the Purchaser with prompt written notice of such request or demands or

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                                                                             62.

other similar process so that the Purchaser may seek an appropriate protective order or, if such request, demand or other similar process is mandatory, waive the Vendor's compliance with the provisions of this Section 8.1 as appropriate.

          The term "Confidential Information" as used in this Section 8.1 means the terms of this Agreement and all information (whether or not reduced to writing) relating to the Purchaser's businesses, the Purchased Assets (including, for certainty, the Products), the Assumed Obligations and any information of the Business that may be considered confidential, whether disclosed prior to or after the date hereof. The term "Confidential Information" does not include information which becomes generally available to the public other than as a result of disclosure by the Vendor, or becomes available to the Vendor on a non-confidential basis from a source other than the Purchaser, provided that to the knowledge of the Vendor, such source is not bound by a confidentiality agreement with the Purchaser or is required to be disclosed by Applicable Law, subject to the Purchaser being notified of the disclosure requirement of such Applicable Law prior to any such disclosure by the Vendor and the Purchaser having an opportunity to contest the Applicable Law.

          From and after the Closing Date, upon the Purchaser's written request, the Vendor shall return to the Purchaser and cease its use of all Confidential Information in the Vendor's possession or control including any copies thereof or, except as otherwise contemplated in this Agreement and at the request of the Purchaser, the Vendor will promptly destroy the Confidential Information and certify such destruction to the Purchaser.

          For certainty:

          (a) the confidentiality agreement between the Parties dated October 7, 2002 is hereby terminated; and

          (b) the confidentiality agreement between the Parties dated March 18, 2003, continues in full force and effect and in the event of any inconsistency between this Agreement and the confidentiality agreement dated March 18, 2003, the terms and conditions of the confidentiality agreement dated March 18, 2003 shall prevail.

8.2       FURTHER ASSURANCES

          Each Party shall from time to time execute and deliver or cause to be executed and delivered all such further documents and instruments and do or cause to be done all further acts and things as the other Party may, before or after the Closing Time, reasonably require as being necessary or desirable in order to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement or any provision hereof.

8.3       PUBLIC ANNOUNCEMENTS

          Except to the extent required by Applicable Law, each Party agrees that no disclosure or public announcement regarding this Agreement or the transactions contemplated hereby shall be made by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or unduly delayed.

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                                                                             63.

8.4       NOTICES

      (a) Any notice, direction or other communication (in this Section, a "notice") required or permitted to be given to a Party shall be in writing and shall be sufficiently given if delivered personally or transmitted by facsimile as follows:

               (i)    in the case of the Vendor, at:

                      2nd Floor
                      6870 Goreway Drive
                      Mississauga, Ontario
                      L4V 1P1
                      Attention:   President & CEO
                      Fax No.:  (905) 677-5494

                      with a copy to:

                      2nd Floor
                      6870 Goreway Drive
                      Mississauga, Ontario
                      L4V 1P1
                      Attention:   General Counsel
                      Fax No.:  (905) 677-5494

                      with a copy to:

                      McCarthy Tetrault LLP
                      Suite 4700
                      Toronto Dominion Bank Tower
                      Toronto-Dominion Centre
                      Toronto, Ontario
                      M5K 1E6
                      Attention:  David Woollcombe
                      Fax No.:  (416) 868-0673

               (ii)   in the case of the Purchaser, at

                      275 Armand-Frappier Boulevard
                      Laval, Quebec
                      H7V 4A7
                      Attention:  President & CEO
                      Fax No.:  (450) 978-7744

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                                                                             64.

                      with a copy to:

                      275 Armand-Frappier Boulevard
                      Laval, Quebec
                      H7V 4A7
                      Attention:  Senior Legal Counsel
                      Fax No.:  (450) 978-7739

                      with a copy to:

                      Fraser Milner Casgrain LLP
                      PO Box 100
                      1 First Canadian Place
                      Toronto, Ontario
                      M5X 1B2
                      Attention:  Michael Beairsto
                      Fax No.:  (416) 863-4592

          (b) Any notice delivered personally, shall be deemed to have been given and received on the day on which it was delivered, if delivered prior to 5:00 p.m. (recipient's time) on a Business Day; otherwise on the first Business Day thereafter. Any notice transmitted by facsimile shall be deemed to have been given and received on the day of its transmission if the machine from which it was sent receives the answerback code of the Party to whom it was sent prior to 5:00 p.m. (recipient's time) on such day; otherwise on the first Business Day thereafter.

          (c) Either Party may change its address for service from time to time by notice given to each of the other Party in accordance with the foregoing provisions.

8.5       TIME OF THE ESSENCE

          Time shall be of the essence of this Agreement.

8.6       COSTS AND EXPENSES

          Each Party shall be responsible for all costs and expenses (including the fees and disbursements of legal counsel, bankers, investment bankers, accountants, brokers and other advisors) incurred by it in connection with this Agreement and the transactions contemplated herein.

8.7       EFFECT OF CLOSING; NO MERGER

          All provisions of this Agreement shall remain in full force and effect notwithstanding the Closing, subject only to the limitation periods specified in Sections 4.5 and 4.6 and the related indemnities in Article 7, and shall not merge with or be extinguished by the Closing.

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                                                                             65.

8.8       COUNTERPARTS

          This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument. To evidence its execution of an original counterpart of this Agreement, a Party may send a copy of its original signature on the execution page hereof to the other Party by facsimile transmission and such transmission shall constitute delivery of an executed copy of this Agreement to the receiving Party.

8.9       ASSIGNMENT

          This Agreement shall not be assigned by the Vendor without the prior written consent of the Purchaser. This Agreement may be assigned by the
Purchaser:

          (a) without the consent of the Vendor, to an Affiliate of the Purchaser, provided that such Affiliate provides written notice of the assignment to the Vendor indicating that the Affiliate agrees to be bound by the obligations, covenants and agreements contained in this Agreement; or

          (b) to any person who is not an Affiliate of the Purchaser, upon the consent of the Vendor, such consent not to be unreasonably withheld.

8.10      PARTIES IN INTEREST

          This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors, including any successor by reason of the amalgamation or merger of a Party, and permitted assigns.

8.11      THIRD PARTIES

          Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon or give to any person, other than the Parties and their respective successors, including any successor by reason of the amalgamation or merger of a Party, and permitted assigns, any rights or remedies under or by reason of this Agreement.

8.12      ENGLISH LANGUAGE

          The parties confirm that it is their wish that this Agreement and any other documents delivered or given pursuant to this Agreement, including notices, have been and shall be in the English language only. Les parties aux presentes confirment leur volonte que cette convention de meme que tous les documents, y compris tous avis s'y rattachant, soient rediges en anglais seulement.

                     [SIGNATURES APPEAR ON FOLLOWING PAGE.]

                                                                             66.

          IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.

                                      DRAXIS HEALTH INC.


                                      By: /s/ Douglas M. Parker
                                         ---------------------------
                                          General Counsel and Secretary

                                      SHIRE BIOCHEM INC.


                                      By: /s/ Joseph Rus
                                         ---------------------------
                                          Joseph Rus
                                          President and CEO